                                                                     EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 SYMBION, INC.,

                        SYMBION ACQUISITION SUB, INC. AND

                         PHYSICIANS SURGICAL CARE, INC.













                            DATED AS OF MARCH 7, 2002

                                TABLE OF CONTENTS

Article I The Merger......................................................................................1
         Section 1.1         The Merger...................................................................1
         Section 1.2         Effective Time of the Merger.................................................2

Article II The Surviving Corporation......................................................................2
         Section 2.1         Charter......................................................................2
         Section 2.2         Bylaws.......................................................................2
         Section 2.3         Directors and Officers of Surviving Corporation..............................2

Article III Conversion of Shares..........................................................................2
         Section 3.1         Exchange Ratios..............................................................2
         Section 3.2         Pre-Closing Exchange Ratios Adjustment.......................................5
         Section 3.3         Post-Closing Purchase Price Adjustment.......................................5
         Section 3.4         Escrow Fund..................................................................6
         Section 3.5         No Fractional Shares.........................................................6
         Section 3.6         Closing of Company Transfer Books............................................7
         Section 3.7         Closing......................................................................7
         Section 3.8         Exchange of Certificates.....................................................7
         Section 3.9         Lost Certificates............................................................8
         Section 3.10        Dissenting Shares............................................................8
         Section 3.11        Earn-out.....................................................................9

Article IV Representations and Warranties of Parent......................................................11
         Section 4.1         Organization................................................................11
         Section 4.2         Capitalization..............................................................11
         Section 4.3         Parent Subsidiaries.........................................................12
         Section 4.4         Authority Relative to this Agreement........................................12
         Section 4.5         Consents and Approvals; No Violations.......................................13
         Section 4.6         Financial Statements........................................................13
         Section 4.7         Absence of Certain Changes or Events........................................14
         Section 4.8         Litigation..................................................................14
         Section 4.9         Absence of Undisclosed Liabilities..........................................14
         Section 4.10        No Default..................................................................14
         Section 4.11        Taxes.......................................................................14
         Section 4.12        Title to Properties; Encumbrances...........................................15
         Section 4.13        Compliance with Applicable Law..............................................15
         Section 4.14        Labor Matters...............................................................16
         Section 4.15        Employee Benefit Plans; ERISA...............................................16
         Section 4.16        Contracts; Agreements and Commitments.......................................19
         Section 4.17        Insurance...................................................................20
         Section 4.18        Environmental Matters.......................................................20
         Section 4.19        Intellectual Properties, Computer Software, Etc.............................21
         Section 4.20        Medicare Participation/Accreditation........................................21
         Section 4.21        Disclosure..................................................................22
         Section 4.22        Approval of Merger..........................................................22

                                TABLE OF CONTENTS

         Section 4.23        Opinion of Financial Advisor................................................22
         Section 4.24        No Excess Parachute Payments................................................22
         Section 4.25        Minute Books................................................................23

Article V Representations and Warranties of Company......................................................23
         Section 5.1         Organization................................................................23
         Section 5.2         Capitalization..............................................................23
         Section 5.3         Company Subsidiaries........................................................24
         Section 5.4         Authority Relative to this Agreement........................................24
         Section 5.5         Consents and Approvals; No Violations.......................................25
         Section 5.6         Financial Statements........................................................26
         Section 5.7         Absence of Certain Changes or Events........................................26
         Section 5.8         Litigation..................................................................26
         Section 5.9         Absence of Undisclosed Liabilities..........................................26
         Section 5.10        No Default..................................................................26
         Section 5.11        Taxes.......................................................................27
         Section 5.12        Title to Properties; Encumbrances...........................................27
         Section 5.13        Compliance with Applicable Law..............................................28
         Section 5.14        Labor Matters...............................................................28
         Section 5.15        Employee Benefit Plans; ERISA...............................................28
         Section 5.16        Contracts; Agreements and Commitments.......................................32
         Section 5.17        Insurance...................................................................32
         Section 5.18        Environmental Matters.......................................................32
         Section 5.19        Intellectual Properties, Computer Software, etc.............................33
         Section 5.20        Medicare Participation/Accreditation........................................33
         Section 5.21        Disclosure..................................................................34
         Section 5.22        Approval of Merger..........................................................34
         Section 5.23        Retirement or Re-Acquisition of Parent Shares...............................34
         Section 5.24        No Excess Parachute Payments................................................34
         Section 5.25        Minute Books................................................................34

Article VI Conduct of Business Pending the Merger........................................................35
         Section 6.1         Conduct of Business by Parent Pending the Merger............................35
         Section 6.2         Conduct of Business by Company Pending the Merger...........................36
         Section 6.3         Conduct of Business of Sub..................................................37

Article VII Additional Agreements........................................................................37
         Section 7.1         Access and Information......................................................37
         Section 7.2         Acquisition Proposals.......................................................38
         Section 7.3         Cooperation.................................................................38
         Section 7.4         Stockholder Approvals.......................................................39
         Section 7.5         Employee Stock Options......................................................40
         Section 7.6         Public Announcements........................................................40
         Section 7.7         Expenses....................................................................40
         Section 7.8         Additional Agreements.......................................................40
         Section 7.9         Directors of Parent.........................................................41
         Section 7.10        Private Offering Memorandum.................................................41
         Section 7.11        Notice of Subsequent Events.................................................42
         Section 7.12        Other Actions...............................................................42


                                TABLE OF CONTENTS

         Section 7.13        Preparation of Tax Returns..................................................42
         Section 7.14        Continuance of Existing Indemnification Rights..............................43
         Section 7.15        Use of Name.................................................................44
         Section 7.16        Investor Questionnaires.....................................................44
         Section 7.17        Title Policy for Owned Real Property........................................44
         Section 7.18        Surveys for Owned Real Property.............................................44
         Section 7.19        Title Searches for Real Property Leasehold Interests........................44
         Section 7.20        Insurance Matters...........................................................44
         Section 7.21        Consolidation of NorthStar Surgical Center, L.P.............................45

Article VIII Conditions to Consummation of the Merger....................................................45
         Section 8.1         Conditions to Each Party's Obligation to Effect the Merger..................45
         Section 8.2         Conditions to Obligation of Company to Effect the Merger....................46
         Section 8.3         Conditions to Obligations of Parent and Sub to Effect the Merger............48

Article IX Survival Of Representations And Warranties; Escrow............................................52
         Section 9.1         Survival of Representations and Warranties; Sole Remedy.....................52
         Section 9.2         Company Indemnification.....................................................52
         Section 9.3         Parent Indemnification......................................................53
         Section 9.4         Resolution of Conflicts; Arbitration........................................55

Article X Termination, Amendment and Waiver..............................................................56
         Section 10.1        Termination.................................................................56
         Section 10.2        Effect of Termination.......................................................57
         Section 10.3        Amendment...................................................................57
         Section 10.4        Waiver......................................................................57

Article XI General Provisions............................................................................57
         Section 11.1        Brokers.....................................................................57
         Section 11.2        Notices.....................................................................58
         Section 11.3        Descriptive Headings; Drafting..............................................58
         Section 11.4        Entire Agreement; Assignment................................................58
         Section 11.5        Severability................................................................59
         Section 11.6        Governing Law...............................................................59
         Section 11.7        Specific Performance........................................................59
         Section 11.8        Counterparts................................................................59
         Section 11.9        Interpretation..............................................................59
         Section 11.10       Waiver of Jury Trial........................................................60
         Section 11.11       Tax Advice and Reliance.....................................................60

                                    EXHIBITS


Exhibit A                    Company Stockholder Agreements

Exhibit B                    Parent Shareholder Agreements

Exhibit 3.2                  Exchange Ratio Formula

Exhibit 3.3(b)               Form of Escrow Agreement

Exhibit 6.1(b)(1)            Parent Amended and Restated Charter

Exhibit 6.1(b)(2)            Parent Amended and Restated Bylaws

Exhibit 7.4(b)(i)(C)         Form of Amendment to Amended and Restated Charter

Exhibit 7.4(b)(i)(D)(1)      Form of Agreement and Plan of Merger for
                             Reincorporation

Exhibit 7.4(b)(i)(D)(2)      Form of Certificate of Incorporation and Bylaws of
                             Symbion Delaware Subsidiary, Inc.

Exhibit 7.7                  Shut-Down Costs

Exhibit 7.21                 Consolidation of Northstar Surgical Center, L.P.

Exhibit 8.1(c)               Consents and Approvals

Exhibit 8.2(b)               Form of Opinion of Counsel to Parent and Sub

Exhibit 8.2(d)               Form of Amendment No. 2 to Parent Investors'
                             Rights Agreement

Exhibit 8.2(e)               List of Company 5% Stockholders

Exhibit 8.2(f)               Form of Director Nomination Agreement

Exhibit 8.2(g)               Form of Amendment No. 2 to Parent Voting Agreement

Exhibit 8.3(b)               Form of Opinion of Counsel to Company

Exhibit 8.3(g)               Form of Noncompetition Agreement

Exhibit 8.3(m)               Form of South Shore Ambulatory Surgery Center
                             Agreement

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of March 7, 2002, is by and among SYMBION, INC., a Tennessee corporation ("Parent"), SYMBION ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and PHYSICIANS SURGICAL CARE, INC., a Delaware corporation ("Company").

         WHEREAS, the Boards of Directors of Parent, Sub and Company deem it advisable and in the best interests of their respective stockholders to consummate, and have approved, the merger (the "Merger") of Sub with and into Company upon the terms and subject to the conditions set forth herein.

         WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of Parent to enter into this Agreement, certain holders of Company Shares (as hereinafter defined) are entering into one or more stockholder agreements, dated the date hereof, with Parent and Company, copies of which are attached to this Agreement as Exhibit A (the "Company Stockholder Agreements"), which provide, among other things, that such stockholders will vote their respective Company Shares in favor of the approval of the Merger and the adoption of this Agreement.

         WHEREAS, concurrently with the execution of this Agreement, as a condition to the willingness of Company to enter into this Agreement, certain holders of Parent Shares (as hereinafter defined) are entering into one or more shareholder agreements, dated the date hereof, with Parent and Company, copies of which are attached to this Agreement as Exhibit B (the "Parent Shareholder Agreements"), which provide, among other things, that such shareholders will vote their respective Parent Shares in favor of the approval of the Merger and adoption of this Agreement.

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for purposes of section 368 of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into Company and the separate corporate existence of Sub shall thereupon cease, and Company shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Merger shall have the effects set forth in
Section 251 of the Delaware General Corporation Law.

         Section 1.2 Effective Time of the Merger. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the

State of Delaware, which filing shall be made as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all of the conditions to each party's obligations to consummate the Merger contained in
Article VIII. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is so filed.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1 Charter. The Certificate of Incorporation of Sub as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

         Section 2.2 Bylaws. The Bylaws of Sub as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation.

         Section 2.3  Directors and Officers of Surviving Corporation.

                  (a) The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                  (b) The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

                                   ARTICLE III
                              CONVERSION OF SHARES

         Section 3.1 Exchange Ratios. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (a) Each of the shares of the Common Stock, par value $.001 per share, of Company (collectively, the "Company Common Shares"), issued and outstanding immediately prior to the Effective Time (other than Company Common Shares held in the treasury of Company or by any subsidiary of Company) shall be converted into the right to receive
         0.414423 shares (the "Common Exchange Ratio") of Common Stock, no par value, of Parent (the "Parent Common Shares"), and cash in lieu of fractional Parent Common Shares, if any, payable pursuant to Section 3.5, issuable or payable upon the surrender of the certificate formerly representing such Company Common Share;

                  (b) Each of the shares of the Series A Convertible Preferred Stock, par value $.001 per share, of Company (collectively, the "Company Series A Preferred Shares"), issued and outstanding immediately prior to the Effective Time (other than Company Series A Preferred Shares held in the treasury of Company or by any subsidiary of Company) shall be converted into the right to receive 0.427823 shares

         (the "Series A Exchange Ratio") of Series A Convertible Preferred Stock, $.01 par value, of Parent having the rights and preferences set forth in Exhibit 6.1(b)(1) hereto (collectively, the "Parent Series A Preferred Shares"), and cash in lieu of fractional Parent Series A Preferred Shares, if any, payable pursuant to Section 3.5, issuable or payable upon the surrender of the certificate formerly representing such Company Series A Preferred Share;

                  (c) Each of the shares of the Series B Convertible Preferred Stock, par value $.001 per share, of Company (collectively, the "Company Series B Preferred Shares" and together with the Company Common Shares and the Company Series A Preferred Shares, the "Company Shares"), issued and outstanding immediately prior to the Effective Time (other than Company Series B Preferred Shares held in the treasury of Company or by any subsidiary of Company) shall be converted into the right to receive 0.427823 shares (the "Series B Exchange Ratio") of Series B Convertible Preferred Stock, $.01 par value, of Parent having the rights and preferences set forth in Exhibit 6.1(b)(1) hereto (collectively, the "Parent Series B Preferred Shares" and together with the Parent Common Shares and the Parent Series A Preferred Shares, the "Parent Shares"), and cash in lieu of fractional Parent Series B Preferred Shares, if any, payable pursuant to Section 3.5, issuable or payable upon the surrender of the certificate formerly representing such Company Series B Preferred Share;

                  (d) Each Company Share held in the treasury of Company, if any, and each Company Share held by any subsidiary of Company immediately prior to the Effective Time shall be canceled and retired and cease to exist;

                  (e) Each of the Company Employee Stock Options (as hereinafter defined) which is outstanding and unexercised at the Effective Time shall be converted automatically into an option to purchase Parent Common Stock (as hereinafter defined) (the "Parent Stock Options") in an amount and at an exercise price determined as provided below and otherwise subject to the terms of the Stock Incentive Plan of Parent; provided, however that any material right of a holder of Company Employee Stock Options shall be preserved upon conversion:

                           (i) The number of shares of Parent Common Stock to be
                  subject to the new option shall be equal to the product of the number of shares of Company Common Stock (as hereinafter defined) subject to the original option and the Common Exchange Ratio, provided that any fractional share of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                           (ii) The exercise price per share of Parent Common
                  Stock under the new option shall be equal to the aggregate exercise price of the original option divided by the total number of full shares of Parent Common Stock subject to the new option (as determined under (i) immediately above), provided that such exercise price shall be rounded up to the nearest cent.

         The adjustment provided herein with respect to any ISOs shall be and is intended to be effected in a manner that is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as that of the original option, except that all references to Company shall be deemed to be references to Parent; and

                  (f) Each warrant to purchase shares of Company Common Stock (the "Company Warrants") which is outstanding and unexercised at the Effective Time shall be converted automatically into a warrant to purchase Parent Common Stock (the "Parent Warrants") in an amount and at an exercise price determined as provided below (and otherwise subject to the terms and conditions of the agreement pursuant to which such Company Warrant was subject immediately prior to the Effective
         Time):

                           (i) The number of shares of Parent Common Stock to be
                  subject to the new warrant shall be equal to the product of the number of shares of Company Common Stock subject to the original warrant and the Common Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share;

                           (ii) The exercise price per share of Parent Common
                  Stock under the new warrant shall be equal to the aggregate exercise price of the original warrant divided by the total number of full shares of Parent Common Stock subject to the new warrant (as determined under (i) immediately above), provided that such exercise price shall be rounded up to the nearest cent; and

                           (iii) The provisions of Sections 3.1(f)(i) and (ii)
                  above notwithstanding, the Roll-up Warrants, as defined herein, shall be converted to Parent Warrants as provided in
                  Section 8.2(h).

The duration and other terms of the new warrant shall be the same as that of the original warrant, except that all references to Company shall be deemed to be references to Parent.

         The consideration for the Merger contemplated in paragraphs 3.1(a), (b) and (c) above is referred to in the aggregate herein as the "Merger Consideration."

         Except for reductions resulting from the exercise of dissenters' rights by the holders of Company Shares in accordance with the Delaware General Corporation Law, immediately following the Effective Time, the sum of the total number of Parent Common Shares (i) reserved for exercise of Parent Warrants,
(ii) reserved for exercise of Parent Stock Options and (iii) to be included as Merger Consideration, immediately after Closing, on an as-converted basis shall equal 19.1 percent of the outstanding Parent Common Shares, computed on a fully-diluted basis and assuming the exercise and conversion of all options, warrants and other securities convertible into Parent Common Shares (subject to appropriate adjustment in accordance with Section 3.2 of this Agreement).

         Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding Parent Common Shares or outstanding securities convertible into or exercisable for Parent Common Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration, the Parent Stock Options and the Parent Warrants shall be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

         The Common Exchange Ratio, the Series A Exchange Ratio and the Series B Exchange Ratio are collectively referred to herein as the "Exchange Ratios."

         Section 3.2 Pre-Closing Exchange Ratios Adjustment. If the redemption amount in respect of the Parent Series A Preferred Shares and the Parent Series B Preferred Shares pursuant to the terms thereof exceeds $31,831,700, then the Exchange Ratios shall be recalculated using the formula attached hereto as
Exhibit 3.2.

         Section 3.3  Post-Closing Purchase Price Adjustment.

                  (a) Not more than 60 days after the Effective Time (the "Closing Balance Sheet Date"), Parent shall deliver to J.H. Whitney Equity Partners III, L.L.C. (the "Stockholder Representative"), acting in respect of the interests of the former stockholders of Company pursuant to the authority granted to it in the Escrow Agreement, as defined herein, a balance sheet of Company as of the month-end immediately preceding the Effective Time prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with Company's past practice (the "Closing Balance Sheet"). The Net Working Capital (as defined below) of Company reflected on the Closing Balance Sheet is referred to herein as the "Final Working Capital Position." For purposes of this Agreement, "Net Working Capital" shall mean, as of the date of determination, an amount equal to (a) the sum of the current assets, including, without limitation, the following items: (i) cash, (ii) accounts receivables, (iii) inventories and supplies and (iv) prepaid expenses minus (b) the sum of the current liabilities, including, without limitation, the following items: (i) accounts payable and (ii) accrued expenses, but excluding the current portion of long-term debt. Within thirty (30) days after Parent's delivery of the Closing Balance Sheet, the Stockholder Representative shall, in a written notice to Parent, either accept or describe in reasonable detail any proposed adjustments to the Closing Balance Sheet and the reasons therefor, and shall include pertinent calculations. If the Stockholder Representative fails to deliver notice of acceptance or objection to the Closing Balance Sheet within such thirty (30) day period, Company shall be deemed to have accepted the Closing Balance Sheet. In the event that Parent and the Stockholder Representative are not able to agree on the Closing Balance Sheet within thirty (30) days from and after the receipt by Parent of any objections raised by the Stockholder Representative, such dispute shall be submitted to Deloitte & Touche, LLP (the "Accountant") for computation or verification in accordance with the provisions of this Agreement. The foregoing provision for Accountant review shall be specifically enforceable by the parties; the decision of the Accountant shall be final and binding upon Parent, Company and all former stockholders of Company; there shall be no right of appeal from such decision; and Accountant's fees and expenses shall be borne equally by Parent and the former stockholders; provided however that if the Accountant determines that one party (Parent or the former stockholders) has adopted a position or positions with respect to the determination of Net Working Capital that is frivolous or clearly without merit, the Accountant may, in its discretion, assign a greater portion of such fees and expenses to such party. Notwithstanding the foregoing, the parties hereby agree that any amounts due and owing by Parent, Company and the former stockholders of Company to Accountant shall be paid to Accountant by Parent and that Parent shall be reimbursed for such payment from the Escrow Fund (as hereinafter defined) but only to the extent of such Escrow Fund to the extent such costs are to be borne by the former stockholders pursuant to the preceding sentence. Any payments due under this Section 3.3 shall bear interest at eight percent per annum from the Closing Balance Sheet Date.

                  (b) After the Closing Balance Sheet is agreed to, or determined pursuant to Section 3.3(a) hereof, Parent will be paid from the Escrow Fund (as hereinafter defined) as provided in the Escrow Agreement attached hereto as Exhibit 3.3(b) (the "Escrow Agreement") the amount by which $9,555,000 exceeds the Final Working Capital Position.

         Section 3.4 Escrow Fund. Concurrently with the execution of this Agreement, as a condition to the willingness of Parent to enter into this Agreement, the holders of Company Shares entering into the Company Stockholder Agreements are also entering into the Escrow Agreement. As soon as practicable after the Effective Time, ten percent of the Merger Consideration otherwise payable to each holder of Company Shares party to the Escrow Agreement (collectively, the "Escrow Shares"), without any act of any stockholder, will be transferred to Bank of America, N.A. (the "Escrow Agent") and will be deposited with the Escrow Agent to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in the Escrow Agreement; provided, however, that with regard to the Parent Series A Preferred Shares and the Parent Series B Preferred Shares held in escrow, Parent's rights against the Escrow Fund shall apply only to the Parent Common Stock into which such Parent Series A Preferred Shares and the Parent Series B Preferred Shares are converted or convertible and not to the redemption amount in respect of such Parent Series A Preferred Shares or Parent Series B Preferred Shares.

         Section 3.5 No Fractional Shares. No certificates or scrip representing fractional Parent Shares shall be issued upon the surrender for exchange of certificates representing Company Shares pursuant to this Article and no dividend, stock split or other change in the capital structure of Company shall relate to any fractional security. In lieu of any such fractional securities, each holder of Company Shares who would otherwise be entitled to a fraction of a Parent Share upon surrender of stock certificates for exchange pursuant to this Article shall be entitled to receive a cash adjustment in respect of such fraction of a share in an amount based upon a value of a Parent Share equal to $3.13 per whole share. For this purpose, Company Shares of any holder represented by two or more certificates shall be aggregated.

         Section 3.6 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, certificates evidencing Company Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Parent Shares.

         Section 3.7 Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, 511 Union Street, Suite 2100, Nashville, Tennessee 37219, at 10:00 a.m., local time, on the later of (i) the date of the stockholders' meetings referred to in Section 7.4, or
(ii) the day on which all of the conditions set forth in Article VIII are satisfied or waived, or at such other date, time and place as Parent and Company shall agree.

         Section 3.8  Exchange of Certificates.

                  (a) Prior to the Effective Time, Company shall request from each holder of record a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates"). Parent shall cancel each Certificate and shall cause to be delivered to the holder of such Certificate following such holder's execution and delivery of the Escrow Agreement, a certificate representing that number of whole Parent Shares and cash representing any fractional Parent Shares, if applicable, which such holder has the right to receive pursuant to the provisions of this Article III. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of Company, a certificate representing the proper number of Parent Shares may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Parent Shares to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrender as contemplated by this Article III, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the whole number of Parent Shares, including such Parent Shares to be held in escrow, and cash representing any fractional Parent Shares, if applicable.

                  (b) No dividends or other distributions with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares represented thereby until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Parent Share, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Parent Shares.

                  (c) Parent Shares issued upon the surrender for exchange of Certificates in accordance with the terms of this Article III shall be deemed to have been issued in full satisfaction of all rights pertaining to the exchanging Company Shares theretofore represented by such Certificates, other than obligations under the

         Escrow Agreement. If, after the Effective Time, Certificates are presented to Parent for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

         Section 3.9 Lost Certificates. If any Certificate shall be lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Company Shares represented by such Certificates as contemplated by this
Article III.

         Section 3.10  Dissenting Shares.

                  (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time (the "Dissenting Stockholder"). Dissenting Shares shall not be converted into or represent the right to receive any Merger Consideration, unless such Dissenting Stockholders shall have forfeited their right to appraisal under the Delaware General Corporation Law or properly withdrawn their demand for appraisal. If such Dissenting Stockholders have so forfeited or withdrawn their right to appraisal of Dissenting Shares, then as of the occurrence of such event, such Dissenting Stockholder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration issuable in respect of such Company Shares pursuant to this Article III.

                  (b) Company shall give Parent (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands and any other instruments that relate to such demands received by Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

         Section 3.11  Earn-out.

                  (a) On or before March 31, 2004, Parent shall deliver to J.H. Whitney Equity Partners III, L.L.C. as stockholder agent appointed pursuant to the Letter of Transmittal and Appointment of Stockholders' Agent delivered by each of the former stockholders of Company (the "Stockholders' Agent") a copy of the reviewed financial statements, including an income statement (the "Earn-Out Income Statement"), of Houston PSC, L.P., a Texas limited partnership ("Houston PSC"), for the 12 month period ended on December 31, 2003 or, if Parent shall sell all of its ownership interest in Houston PSC prior to December 31, 2003 or all or substantially all of the assets of

         Houston PSC are sold prior to December 31, 2003, the 12 month period ended on the closing date of such sale (the "Earn-Out Period") and a computation of the Earn-Out Shares (as defined below). In the event that the Earn-Out Period ends on a date prior to December 31, 2003 by reason of a sale of all of Parent's ownership interest in Houston PSC or a sale of all or substantially all of the assets of Houston PSC, this Section 3.11 shall terminate upon payment of the Earn-Out Shares following the closing of such sale and the parties shall have no further rights or obligations pursuant to this Section 3.11. As used herein, (i) "2003 EBITDA" shall mean the net income of Houston PSC for the Earn-Out Period plus interest, management fees, income taxes, depreciation and amortization; (ii) "Minority Interest" shall mean 52% of the net income of Houston PSC for the Earn-Out Period; and (iii) "Earn-Out EBITDA" shall mean 2003 EBITDA less the Minority Interest. The Earn-Out Income Statement shall be prepared in accordance with GAAP consistently applied with Houston PSC's past practice.

                  (b) Within thirty (30) days after Parent's delivery of the Earn-Out Income Statement and computation of the Earn-Out Shares ("Earn-Out Computation"), the Stockholders' Agent shall, in a written notice to Parent, either accept or describe in reasonable detail any proposed adjustments to the Earn-Out Income Statement or Earn-Out Computation and the reasons therefor, and shall include pertinent calculations. If the Stockholders' Agent fails to deliver notice of acceptance or objection to the Earn-Out Income Statement or Earn-Out Computation within such thirty (30) day period, the Stockholders' Agent on behalf of all former stockholders of Company shall be deemed to have accepted the Earn-Out Income Statement and Earn-Out Computation. In the event that Parent and the Stockholders' Agent are not able to agree on the Earn-Out Income Statement or Earn-Out Computation within thirty (30) days from and after the receipt by Parent of any objections raised by the Stockholders' Agent, such dispute shall be submitted to the Accountant for computation or verification in accordance with the provisions of this Agreement. The foregoing provision for Accountant review shall be specifically enforceable by the parties; the decision of the Accountant shall be final and binding upon Parent, Company and all former stockholders of Company; there shall be no right of appeal from such decision; and Accountant's fees and expenses shall be borne equally by Parent and the former stockholders; provided however that if the Accountant determines that one party (Parent or the former stockholders) has adopted a position or positions with respect to the determination of the Earn-Out EBITDA or Earn-Out Computation that is frivolous or clearly without merit, the Accountant may, in its discretion, assign a greater portion of such fees and expenses to such party. Any payments due under this Section 3.11 shall bear interest at eight percent per annum from the date of the Earn-Out Income Statement.

                  (c) After the Earn-Out Income Statement and Earn-Out Computation are agreed to, or determined pursuant to Section 3.11(b) hereof, Parent shall issue to the former stockholders of Company an aggregate number of Parent Common Shares (the "Earn-Out Shares") which is equal to the product of 2,189,887 shares multiplied by the percentage equal to the quotient of (i) the Earn-Out EBITDA minus $850,000 and (ii) $883,000; provided, however, that if the Earn-Out EBITDA is greater than $1,733,000, the Earn-Out EBITDA shall be deemed to be $1,733,000 for purposes of this Agreement and provided, further, that if the Earn-Out EBITDA is less than $850,000, no Earn-Out Shares shall be issued. The Earn-Out Shares will be issued 72.73% to the former holders of Company Series A Preferred Shares and Company Series B Preferred Shares and 27.27% to the former holders of Company Common Shares. Certificates representing the shares to be issued pursuant to this Section 3.11 shall be delivered to the former stockholders of Company as soon as practicable following the acceptance by the Stockholders' Agent of the computation of the Earn-Out Shares.

                  (d) Notwithstanding the foregoing, if between the date of this Agreement and the issuance of the Earn-Out Shares, the outstanding Parent Common Shares or outstanding securities convertible into or exercisable for Parent Common Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Earn-Out Shares shall be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as otherwise disclosed to Company in a Disclosure Schedule delivered to it prior to the execution hereof (the "Parent Disclosure Schedule"), Parent represents and warrants to Company as follows:

         Section 4.1 Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Each of Parent and Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Parent and the Parent Subsidiaries (as defined in Section 4.3), taken as a whole (a "Parent Material Adverse Effect").

         Section 4.2 Capitalization. The authorized capital stock of Parent consists of 60,000,000 shares of Common Stock, no par value ("Parent Common Stock"), and 7,042,738 shares of Preferred Stock, no par value, of which 2,571,429 shares are designated as Series A Preferred Stock and 1,866,667 shares are designated as Series B Preferred Stock ("Parent Preferred Stock"). As of the date hereof, (i) 43,912,409 Parent Common Shares are issued and outstanding (ii) no shares of Parent Preferred Stock are issued and outstanding, (iii) employee and non-employee director stock options to acquire 2,924,050 shares of Parent Common Stock (the "Parent Employee Stock Options") are outstanding under all stock option plans and agreements of Parent and owned by the persons whose names, addresses and option ownership are set forth in the Parent Disclosure Schedule, (iv) warrants (the "Parent Warrants") to purchase 874,581 shares of Parent Common Stock are issued and outstanding and owned by the persons whose names, addresses and warrant ownership are set forth in the Parent Disclosure Schedule, (v) 5,120,550 shares of Parent Common Stock are reserved for issuance upon exercise of the Parent Employee Stock Options and (vi)

874,581 shares of Parent Common Stock are reserved for issuance upon exercise of the Parent Warrants. Parent has no treasury shares and no Parent Shares are held by Parent's subsidiaries. All of the issued and outstanding Parent Shares are, and immediately prior to the Effective Time, will be validly issued, fully paid and nonassessable and free of preemptive rights. All of the Parent Shares issuable in exchange for Company Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, $.01 par value, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by Parent. Except as set forth above and except as otherwise provided for in this Agreement, as of the date hereof, there are, and immediately prior to the Effective Time there will be, no shares of capital stock of Parent issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities, or the capital stock or securities of Sub.

         Section 4.3 Parent Subsidiaries. The Parent Disclosure Schedule contains a list of all corporations, partnerships, limited liability companies, joint ventures or other business associations or entities, foreign or domestic, in which Parent, directly or indirectly, owns an interest (such corporations, partnerships, limited liability companies, joint ventures or other business entities, the financial statements of which are included in the consolidated financial statements of Parent prepared in accordance with GAAP, being hereinafter referred to as the "Parent Subsidiaries"). Each Parent Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Parent Subsidiary that is a partnership or limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation. Each Parent Subsidiary has the corporate power or the partnership power or the limited liability company power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each Parent Subsidiary that is a corporation is duly qualified as a foreign corporation authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where a failure to be so qualified would not individually or in the aggregate have a Parent Material Adverse Effect. Each Parent Subsidiary that is a partnership or limited liability company is duly qualified as a foreign partnership or limited liability company authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where a failure to be so qualified would not individually or in the aggregate have a Parent Material Adverse Effect. All of the outstanding shares of capital stock of the Parent Subsidiaries that are corporations are validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Parent Subsidiaries are owned, directly or indirectly, by Parent, free and clear of any liens, claims, charges or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Parent or any Parent Subsidiary to issue, transfer or sell any securities of any Parent Subsidiary. Sub is a newly incorporated company formed solely for purposes of the transactions contemplated by this Agreement and has engaged in no activity other than as provided in or contemplated by this Agreement.

         Section 4.4 Authority Relative to this Agreement. Each of Parent and Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Sub and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent and Sub and by Parent as the sole stockholder of Sub, and, except for the approval of Parent's stockholders to be sought at the stockholders' meeting contemplated by Section 7.4(b), no other corporate action or proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Parent has received the Parent Shareholder Agreements from the holders of a majority of its capital stock entitled to vote on the Merger and the transactions contemplated hereby (including the Parent Amended and Restated Charter (as hereinafter defined)) indicating such holders' agreement to vote in favor of the Merger and such transactions.

         Section 4.5 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), state securities or blue sky laws, certain state and regulatory filings relating to health care licensing and similar matters, and the filing of a Certificate of Merger as required by the Delaware General Corporation Law, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent or Sub of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals, the failure of which to be made or obtained would not individually or in the aggregate have a Parent Material Adverse Effect. Neither the execution and delivery of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the provisions hereof will (a) conflict with or result in any breach of any provisions of the charter documents or Bylaws of Parent or Sub or any similar documents of the Parent Subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of the Parent Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Parent Material Adverse Effect. No filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the acquisition of the Company Shares pursuant to this Agreement, and the Board of Directors of Parent has determined in reliance on the valuation of Raymond James & Associates, Inc. ("Raymond James") in accordance with 16 C.F.R. ss.801.10 that the aggregate fair market value of such voting securities to be acquired pursuant to this Agreement is less than $50,000,000.

         Section 4.6 Financial Statements. Parent has furnished Company with true and complete copies of the audited balance sheets and related statements of operations, shareholders' equity and cash flows, together with all schedules and notes thereto, of Parent and its consolidated subsidiaries for the years ended December 31, 1999 and 2000 (the "Parent Audited Financial Statements"), and the unaudited balance sheet and related statements of operations and cash flows of Parent and its consolidated subsidiaries for the year ended December 31, 2001 (the "Parent Unaudited Financial Statements" and, together with the Parent Audited Financial Statements, the "Parent Financial Statements"). The Parent Financial Statements fairly present, in all material respects, the financial position of Parent and its consolidated subsidiaries as of the respective dates thereof, and the results of operations and the changes in cash flows of Parent and its consolidated subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except that the Parent Unaudited Financial Statements do not include footnotes as required by GAAP and are subject to normal, recurring year-end audit adjustments.

         Section 4.7 Absence of Certain Changes or Events. Since July 31, 2001 and except as set forth in the Parent Financial Statements, neither Parent nor any of the Parent Subsidiaries has: (a) taken any of the actions set forth in Sections 6.1(b), 6.1(c) or 6.1(e); or (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Parent and the Parent Subsidiaries taken as a whole (other than any change relating to the United States economy in general).

         Section 4.8 Litigation. There is no suit, action or proceeding pending or, to Parent's knowledge, threatened against or affecting Parent or any of the Parent Subsidiaries, nor, to Parent's knowledge, is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of the Parent Subsidiaries; provided, however, that the representation and warranty contained in this Section 4.8 shall not apply to any professional liability suit, action or proceeding against any of the physician practices or individual physicians affiliated with Parent or any of the Parent Subsidiaries.

         Section 4.9 Absence of Undisclosed Liabilities. Except for liabilities or obligations which (i) are accrued or reserved against in the Parent Financial Statements (or reflected in the notes thereto), or (ii) were incurred after December 31, 2001, in the ordinary course of business and consistent with past practices, neither Parent nor any of the Parent Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet of Parent and its consolidated subsidiaries or the notes thereto.

         Section 4.10 No Default. Neither Parent nor any of the Parent Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its charter documents or Bylaws, or (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Parent or any of the Parent Subsidiaries is a party or by which they or any of their properties or assets may be bound, except in the case of clause (b) above for defaults or violations which would not individually or in the aggregate have a Parent Material Adverse Effect.

         Section 4.11 Taxes. Parent and the Parent Subsidiaries have duly filed all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns (collectively "Tax Returns") and any amended Tax Returns required to be filed by Parent or the Parent Subsidiaries and have paid all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto (collectively "Taxes") shown to be due thereon. To Parent's knowledge, all such Tax Returns are true, correct and complete in all material respects. The most recent Parent Financial Statements provide an adequate accrual for Taxes for the periods covered by such Parent Financial Statements. No deficiencies for Taxes have been assessed or asserted by a "30-Day Letter" or a notice of deficiency as defined in section 6212 of the Internal Revenue Code, as amended (the "Code") (or similar notice under state, local or foreign law) for which adequate reserves have not been established in the most recent Parent Financial Statements as of the date hereof. The Parent Disclosure Schedule sets forth a description of all audits or investigations by Federal, state, local or foreign tax authorities currently pending or, to the best of Parent's knowledge, threatened. There is not currently in effect any waiver of a statute of limitations in respect of any Taxes by Parent or any agreement to extend the time with respect to a tax assessment of deficiency. Parent is not a party to any tax allocation or sharing agreement. Except for the group of which Parent is currently the parent, Parent neither is nor has been a member of an affiliated group filing a consolidated Federal income tax return.

         Section 4.12 Title to Properties; Encumbrances. Neither Parent nor any of the Parent Subsidiaries is subject to a contractual obligation to acquire title to any real property. Parent and the Parent Subsidiaries have good and marketable title to, or a valid leasehold interest in, as applicable, all of their properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Parent Financial Statements, other than those which have been disposed of in the ordinary course of business since the date of the latest Parent Financial Statements. To Parent's knowledge, all leases under which such leasehold interests are held are in full force and effect, are valid and enforceable in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or state of facts which with notice or lapse of time, or both, would constitute a default or event of default) that would either permit termination of such lease or give rise to a claim against Parent or any of the Parent Subsidiaries. Except as reflected in the Parent Financial Statements, the fee simple title, or leasehold interest, as applicable, for such properties or assets is not subject to any liability, obligation, claim, lien (other than contractual and statutory liens which arise in favor of the landlords under the leases which are the subject of the leasehold interests), mortgage, pledge, security interest, conditional sale agreement, charge, or taxes other than taxes for the current year or taxes which are a lien but not yet due and payable. To Parent's knowledge, none of such properties or assets are subject to any encumbrances, easements, encroachments, privileges, rights of way, building use restrictions, variances, reservations, restrictions, or limitations of any nature (whether absolute, accrued, contingent, or otherwise) (collectively "Encumbrances") which have a material adverse effect on the use, occupancy, operation, value, or merchantability of such properties or assets.

         Section 4.13 Compliance with Applicable Law. Each of Parent and the Parent Subsidiaries is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) (collectively, "Laws") except where the failure to be in such compliance would not individually or in the aggregate have a Parent Material Adverse Effect.

         Section 4.14 Labor Matters. (a) Neither Parent nor any of the Parent Subsidiaries is a party to, or bound by, any collective bargaining agreement with a labor union or labor organization; (b) there is no unfair labor practice or labor arbitration proceeding pending, or to the knowledge of Parent, threatened against Parent or the Parent Subsidiaries relating to their businesses; and (c) to the knowledge of Parent, there are no organizational efforts with respect to the formation of a collective bargaining unit currently being made or threatened involving any employees of Parent or the Parent Subsidiaries.

         Section 4.15  Employee Benefit Plans; ERISA.

                  (a) The Parent Disclosure Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance or termination pay, disability hospitalization or other medical, cafeteria, health or dependent care flexible spending account, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements and whether or not covered under Section 3(3) of ERISA) or arrangement (collectively, "Parent Plans") currently maintained in whole or in part or contributed to, or required to be contributed to, by (i) Parent, or (ii) any Parent Subsidiary, or (iii) any trade or business, whether or not incorporated (a "Parent ERISA Affiliate"), that together with Parent would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") for the benefit of any employee or former employee of Parent, any Parent Subsidiary or any Parent ERISA Affiliate. With respect to each of the Parent Plans, Parent has delivered to Company complete and genuine copies of each of the following documents:

                           (i) a copy of each Parent Plan (including all amendments thereto) and participating employer agreements;

                           (ii) a copy of the annual report and actuarial
                  report, if required under ERISA, with respect to each such Parent Plan for the last two plan years ending prior to the date hereof;

                           (iii) a copy of the most recent Summary Plan
                  Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Parent Plan;

                           (iv) if the Parent Plan is funded through a trust or
                  any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements and any actuarial reports required by ERISA with respect to the last reporting period ended immediately prior to the date thereof;

                           (v) all pending applications, including all
                  attachments, submitted to the Internal Revenue Service for Internal Revenue Service determination letters or rulings with respect to Parent Plans, the latest determination letters or rulings issued by the Internal Revenue Service regarding the Parent Plans and all other material correspondence for the last six years ending on the Closing Date with the Internal Revenue Service or U.S. Department of Labor relating to plan qualification, filing of required forms or pending, contemplated or announced plan audits with respect to the Parent Plans; and

                           (vi) each written employment agreement, change in
                  control agreement, severance agreement or similar agreement and all handbooks, memoranda or other statements of employment policies.

                  (b) No liability under Title IV of ERISA has been incurred by Parent, any Parent Subsidiary or any Parent ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to Parent or any Parent Subsidiary or any Parent ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Parent ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Parent, any Parent Subsidiary or any Parent ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Effective Time.

                  (c) No Parent Plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, any "unfunded benefit liability" (as defined in Section 4001(a)(18) of ERISA) or any "liquidity shortfall" (as defined in Section 412(m)(5) of the Code), as of the last day of the most recent fiscal year of such Parent Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such Parent Plan or otherwise) on or prior to the date hereof have been timely made; and no event described in Section 401(a)(29) of the Code has occurred or can reasonably be expected to occur with respect to Parent or any Parent ERISA Affiliate and no "reportable event" (as that term is defined in Section 4043 of ERISA and for which the 30-day notice requirement has not been waived) has occurred with respect to any Parent Plan within the last six years prior to the Closing Date.

                  (d) No Parent Plan is a "multi-employer pension plan," as defined in Section 3(37) of ERISA or a foreign plan as defined in
         Section 4(b)(4) of ERISA nor is any Parent Plan a plan described in
         Section 4063(a) of ERISA or is maintained as, or in connection with, an organization that is intended to meet the requirements for exemption from federal income taxes under Section 501(c)(9) of the Code.

                  (e) Each Parent Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification and no amendment has been made to any such Parent Plan since the date of the letter that is likely to result in disqualification of such Parent Plan, and the Parent Disclosure
         Schedule identifies which of the Parent Plans is an "employee benefit plan", as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "Parent ERISA Plans").

                  (f) Each of the Parent Plans has been operated and administered in all respects in accordance with applicable laws, including, but not limited to, ERISA and the Code and no issue is pending and no issue has been adversely resolved with respect to any of the Parent Plans that may subject Parent, and Parent Subsidiary or Parent ERISA Affiliate to any penalty, interest, tax or other obligation, nor is there any basis for imposition of any such liability.

                  (g) The consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee or officer of Parent or any Parent Subsidiary to severance pay, unemployment compensation or any other payment, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                  (h) With respect to each Parent Plan that is funded wholly or partially through an insurance policy, Parent and the Parent Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing.

                  (i) There are no pending or, to Parent's knowledge, threatened claims by or on behalf of any of the Parent Plans, by any employee or beneficiary covered under any such Parent Plan involving any such Parent Plan (other than routine claims for benefits).

                  (j) Neither Parent nor any Parent Subsidiary or, to Parent's knowledge, any Parent ERISA Affiliate, any of the Parent ERISA Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Parent, any Parent Subsidiary or, to Parent's knowledge, any Parent ERISA Affiliate, any of the Parent Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Parent Plans or any such trust is or will be subject to either a civil liability under
         Section 409 of ERISA or Section 502(i) of ERISA, or a tax imposed pursuant to Section 4975 or 4976 of the Code.

                  (k) Except as may be required to maintain the favorable tax qualification of any Parent Plan described in Section 4.15(e) of this Agreement, Parent has no formal plan or commitment, whether legally binding or not, to create any additional Parent Plan or modify or change any existing Parent Plan that would affect any employee or terminated employee of Parent or any Parent Subsidiary.

                  (l) The Pension Benefit Guaranty Corporation has not instituted proceedings under Section 4042 of ERISA to terminate any Parent ERISA Plan and no condition exists that presents a material risk that such proceedings will be instituted.

                  (m) Except as disclosed in Schedule 4.15(m), no amounts payable under any Parent Plan or under any other agreement or arrangement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

                  (n) No "leased employees", as that term is defined in Section 414(n) of the Code, perform services for Parent or any Parent Subsidiary.

                  (o) No Parent Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Parent or any Parent Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan," as defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Parent or (iv) benefits the costs of which are borne by the current or former employee or his beneficiary.

                  (p) With respect to each of the Plans, the provisions of
         Section 4980B(f) of the Code have been complied with in all respects.

                  (q) Each Parent Plan may be amended or terminated without liability (other than for benefits due in the ordinary course) to Parent or any Parent ERISA Affiliate (or any successor thereto) on or at any time after the consummation of the transactions contemplated by this Agreement without contravening the terms of such plan or any law or agreement that pertains to Parent or any Parent ERISA Affiliate.

         Section 4.16 Contracts; Agreements and Commitments. Neither Parent nor any Parent Subsidiaries is a party to or bound by any written or oral contracts, agreements, instruments, commitments or arrangements, covering the following:
(a) employment agreements, consulting agreements or other arrangements with any employee or other person, or any non-compete or non-solicitation agreements, arrangements or understandings with any person or entity that may not be terminated by Parent or any Parent Subsidiary without liability for a severance, cancellation or penalty payment; (b) indentures, mortgages, notes, installment obligations, capital leases, interest rate swap agreements, agreements or other instruments relating to the borrowing of money by Parent or any Parent Subsidiary or the guarantee of any obligation for the borrowing of money; (c) leases, licenses or other agreements for the purchase, lease, license, use or maintenance of hardware, software, data processing services or systems, or telecommunications equipment, lines or services; (d) joint venture and management agreements; and (e) agreements which involve the receipt or payment by Parent or any Parent Subsidiary of more than $10,000; provided, however, that as to managed care agreements the Parent Disclosure Schedule lists only the top five provider contracts by percent of total revenue for each facility. There is not, under any of the aforesaid obligations, any existing default, event of default or other event which, with or without due notice or lapse of time or both, would constitute a default or event of default on the part of Parent or any Parent Subsidiary, except such defaults, events of default and other events as to which requisite waivers or consents have been obtained or which individually or in the aggregate would not have a Parent Material Adverse Effect.

         Section 4.17 Insurance. The Parent Disclosure Schedule sets forth a list (which is accurate and complete in all material respects) of all insurance arrangements (including self insurance and trust accounts) and current primary, excess and umbrella policies of insurance owned or held by or on behalf of or providing insurance coverage to Parent or the Parent Subsidiaries, and all such policies and arrangements are in full force and effect. With respect to all policies providing insurance coverage to Parent or the Parent Subsidiaries, no premiums are in arrears, no notice of cancellation or termination has been received with respect to any such policy, other than notices of cancellation or termination routinely sent at the end of a policy term, and all such insurance policies are valid, outstanding, collectible and enforceable policies. Neither Parent nor any Parent Subsidiary has been refused any insurance with respect to its assets or operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

         Section 4.18 Environmental Matters.

                  (a) The following definitions apply to this Section and to
         Section 5.18: (i) "Environmental Claim" means any written notice by a person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by Parent, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; (ii) "Environmental Laws" means all federal, state, local and foreign laws and regulations (including common law) relating to pollution or protection of human health or the environment (including, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern; (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes (including medical waste), toxic substances, petroleum, petroleum products, hazardous substances or wastes, and similar waste materials as defined by Environmental Laws, as they may be amended from time to time.

                  (b) Parent and the Parent Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. To Parent's knowledge, there are no circumstances that may prevent or interfere with compliance in all material respects in the future. Parent and the Parent Subsidiaries have not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Parent or the Parent Subsidiaries are not in compliance in all material respects with Environmental Laws or that is issued pursuant to any information gathering authority conferred under Environmental Laws. There is no Environmental Claim pending or, to Parent's knowledge, threatened against Parent or any of the Parent Subsidiaries or against any person or entity whose liability for any Environmental Claims Parent has or may have retained or assumed either contractually or by operation of law. To Parent's knowledge, there have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any valid Environmental Claim against Parent or any Parent Subsidiary or against any person or entity whose liability for any valid Environmental Claim Parent or any Parent Subsidiary has or may have retained or assumed either contractually or by operation of law.

         Section 4.19 Intellectual Properties, Computer Software, Etc. Except for customary licensing fees payable under contracts with regard to the Intellectual Properties (as defined below) of the Parent and the Parent Subsidiaries, Parent and the Parent Subsidiaries have the right to use, free and clear of any royalty or other payment obligations, claims of infringement or other liens, (i) all marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, copyrights, trade secrets and similar intangibles (including variants thereof and applications therefor) (collectively "Intellectual Properties") used or needed by Parent and the Parent Subsidiaries in the conduct of their business, and (ii) all software, hardware application programs and similar systems owned by or licensed under contracts to Parent and the Parent Subsidiaries and used in the conduct of their business; and, to Parent's knowledge, neither Parent nor any Parent Subsidiary is in conflict with or in violation or infringement of, and has received a notice in writing alleging any conflict with or violation or infringement of, any rights of any other person with respect to any such Intellectual Properties or software, hardware, application programs or similar systems. To Parent's knowledge, no other person is in conflict with or in violation or infringement of any of Parent's and the Parent Subsidiaries' rights in such Intellectual Properties or software, hardware, application programs or similar systems. Except for customary licensing fees payable under contracts with regard to the Intellectual Properties of the Parent or the Parent Subsidiaries, after the Merger and without further action or the payment of additional fees, royalties or other compensation to any person, Parent and the Parent Subsidiaries will be entitled to use of all Intellectual Properties, software, hardware, application programs and similar systems currently used in their business.

         Section 4.20 Medicare Participation/Accreditation.

                  (a) All hospitals or significant health care facilities owned or operated as continuing operations by Parent or any Parent Subsidiary (each, a "Parent Facility") are certified for participation or enrollment in the Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs, are in substantial compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of Parent's assets except where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications would not individually or in the aggregate have a Parent Material Adverse Effect. Neither Parent nor any of the Parent Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations, and neither Parent or any of the Parent Subsidiaries has any reason to believe that any such investigations or surveys are pending, threatened or imminent which may individually or in the aggregate have a Parent Material Adverse Effect. Each Parent Facility eligible for such accreditation is accredited by the Joint Commission on Accreditation of Healthcare Organizations, the Commission on Accreditation of Rehabilitation or other appropriate accreditation agency.

                  (b) Each Parent Facility is licensed by the proper state department of health to conduct its business in substantially the manner conducted by such Parent Facility and is authorized to operate the number of beds utilized therein. The Parent Facilities are presently in substantial compliance with all of the terms, conditions and provisions of such licenses. Parent has heretofore made available to Company correct and complete copies of all such licenses. The facilities, equipment, staffing and operations of the Parent Facilities satisfy the applicable state hospital licensing requirements in all material respects.

         Section 4.21 Disclosure. No representation, warranty or statement of Parent set forth in this Agreement (including the Parent Disclosure Schedule) contains or will contain any untrue statement of material fact or information, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

         Section 4.22 Approval of Merger. The Merger has been approved by the Boards of Directors of Parent and Sub and the sole shareholder of Sub as required by Section 48-21-104 of the Tennessee Business Corporation Act and
Section 251 of the Delaware General Corporation Law. Approval of the Merger will require the affirmative vote of the holders of a majority of the outstanding Parent Common Shares at the shareholders' meeting referred to in Section 7.4(b).

         Section 4.23 Opinion of Financial Advisor. Parent has received the oral opinion of Raymond James to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the holders of Parent Shares from a financial point of view, a written copy of which opinion will be delivered by Parent to Company prior to the date on which the Private Offering Memorandum (as defined in Section 7.10) is mailed to the holders of Parent Shares.

         Section 4.24 No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Parent or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury regulations Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Parent Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         Section 4.25 Minute Books. Parent's minute books contain complete and accurate records of all meetings and other corporate actions of its shareholders and Board of Directors and committees thereof.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Except as otherwise disclosed to Parent in a Disclosure Schedule delivered to it prior to the execution hereof (the "Company Disclosure Schedule"), Company represents and warrants to Parent and Sub as follows:

         Section 5.1 Organization. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Company and the Company Subsidiaries (as defined in Section 5.3), taken as a whole (a "Company Material Adverse Effect").

         Section 5.2 Capitalization. The authorized capital stock of Company consists of 50,000,000 shares of Common Stock, par value $.001 per share (the "Company Common Stock"), and 40,296,838 shares of Preferred Stock, par value $.001 per share, of which 10,148,149 shares are designated as Series A Convertible Preferred Stock, 10,148,149 shares are designated as Redeemable Preferred Stock, 8,165,678 shares are designated as Series B Convertible Preferred Stock and 8,165,678 shares are designated as Series B Redeemable Preferred Stock (the "Company Preferred Stock"). As of the date hereof, (i) 6,283,646 shares of Company Common Stock are issued and outstanding and owned by the persons whose names, addresses and share ownership are set forth in the Company Disclosure Schedule, (ii) 10,148,419 shares of Series A Convertible Preferred Stock and 6,088,008 shares of Series B Convertible Preferred Stock are issued and outstanding and owned by the persons whose names, addresses and share ownership are set forth in the Company Disclosure Schedule, (iii) no shares of Redeemable Preferred Stock or Series B Redeemable Preferred Stock are issued and outstanding, (iv) employee and non-employee director stock options to acquire 801,230 shares of Company Common Stock (the "Company Employee Stock Options") are outstanding under all stock option plans and agreements of Company and owned by the persons whose names, addresses and option ownership are set forth in the Company Disclosure Schedule, (v) warrants (the "Company Warrants") to purchase 596,000 shares of Company Common Stock are issued and outstanding and owned by the persons whose names, addresses and warrant ownership are set forth in the Company Disclosure Schedule, (vi) 18,313,827 shares of Company Common Stock are reserved for issuance upon conversion of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, (vii) 1,803,593 shares of Company Common Stock are reserved for issuance upon exercise of the Company Employee Stock Options and (viii) 596,000 shares of Company Common Stock are reserved for issuance upon exercise of outstanding Company Warrants. All of the issued and outstanding Company Shares are, and immediately prior to the Effective Time will be, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, except for the exercise of any outstanding options or warrants and except as otherwise provided for in this Agreement including, without limitation, the Roll-Up Warrants, as of the date hereof, there are, and immediately prior to the Effective Time there will be, no shares of capital stock of

Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities.

         Section 5.3 Company Subsidiaries. The Company Disclosure Schedule contains a list of all corporations, partnerships, limited liability companies, joint ventures or other business associations or entities, foreign or domestic, in which Company, directly or indirectly, owns an interest (such corporations, partnerships, limited liability companies, joint ventures or other business entities, the financial statements of which are included in the consolidated financial statements of Company prepared in accordance with GAAP, being hereinafter referred to as the "Company Subsidiaries"). Each Company Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Company Subsidiary that is a partnership or limited liability company is duly formed and validly existing under the laws of its jurisdiction of formation. Each Company Subsidiary has the corporate power or the partnership power or the limited liability company power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted. Each Company Subsidiary that is a corporation is duly qualified as a foreign corporation authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where a failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. Each Company Subsidiary that is a partnership or limited liability company is duly qualified as a foreign partnership or limited liability company authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where a failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect. All of the outstanding shares of capital stock of the Company Subsidiaries that are corporations are validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company Subsidiaries are owned, directly or indirectly, by Company, free and clear of any liens, claims, charges or encumbrances. There are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Company or any Company Subsidiary to issue, transfer or sell any securities of any Company Subsidiary.

         Section 5.4 Authority Relative to this Agreement. Company has the corporate power and authority to enter into this Agreement to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by Company's Board of Directors, and, except for approval of Company's stockholders to be sought at Company's stockholders' meeting contemplated by Section 7.4(a), no other corporate action or proceedings on the part of Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and constitutes a valid and binding agreement of Company, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Company has received the Company Stockholder Agreements from the holders of a majority of its capital stock entitled to vote on the Merger and the transactions contemplated hereby indicating such holders' vote in favor of the Merger and such transactions.

         Section 5.5 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act, state securities or blue sky laws, certain state and regulatory filings relating to health care licensing and similar matters, and the filing of a Certificate of Merger as required by the Delaware General Corporation Law, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Company of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals, the failure of which to be made or obtained would not individually or in the aggregate have a Company Material Adverse Effect. Neither the execution and delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or Bylaws of Company or any similar documents of the Company Subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Company, any of the Company Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Company Material Adverse Effect. J.H. Whitney III, L.P., a Delaware limited partnership, J.H. Whitney IV, L.P., a Delaware limited partnership, and Whitney Strategic Partners, III, L.P., a Delaware limited partnership, who in the aggregate on a fully converted basis hold approximately 67.4% of the Company Shares, have represented to Company that for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, each entity is its own ultimate parent within the meaning of 16 C.F.R. ss.801.10(a)(3) and each entity has determined in good faith that the value of the voting securities of Parent to be held by such entity as a result of this Agreement will have a fair market value of less than $50,000,000 within the meaning of the 16 C.F.R. ss.801.10. Based on such representations and the accuracy of the representations made by Parent in Section 4.5 of this Agreement, no filing by Company is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the acquisition of the Parent Shares pursuant to this Agreement.

         Section 5.6 Financial Statements. Company has furnished Parent with true and complete copies of the audited balance sheets and related statements of operations, shareholders' equity and cash flows, together with all schedules and notes thereto, of Company and its consolidated subsidiaries for the years ended December 31, 1999 and 2000 (the "Company Audited Financial Statements"), and the unaudited balance sheet and related statements of operations and cash flows of Company and its consolidated subsidiaries for the year ended December 31, 2001 (the "Company Unaudited Financial Statements" and, together with the Company Audited Financial Statements, the "Company Financial Statements"). The Company Financial Statements fairly present, in all material respects, the financial position of Company and its consolidated subsidiaries as of the respective dates thereof, and the results of operations and the changes in cash flows of Company and its consolidated subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except that the Company Unaudited Financial Statements do not include footnotes as required by GAAP and are subject to normal, recurring year-end audit adjustments.

         Section 5.7 Absence of Certain Changes or Events. Since July 31, 2001 and except as set forth in the Company Financial Statements, neither Company nor any of the Company Subsidiaries has: (a) taken any of the actions set forth in Sections 6.2(b), 6.2(c) or 6.2(e); or (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Company and the Company Subsidiaries taken as a whole (other than any change relating to the United States economy in general).

         Section 5.8 Litigation. There is no suit, action or proceeding pending or, to Company's knowledge, threatened against or affecting Company or any of the Company Subsidiaries, nor, to Company's knowledge, is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Company or any of the physician practices or Company Subsidiaries; provided, however, that the representation and warranty contained in this Section 5.8 shall not apply to any professional liability suit, action or proceeding against any of the physician practices or individual physicians affiliated with the Company or any of the Company Subsidiaries.

         Section 5.9 Absence of Undisclosed Liabilities. Except for liabilities or obligations which (i) are accrued or reserved against in the Company Financial Statements (or reflected in the notes thereto), or (ii) were incurred after December 31, 2001 in the ordinary course of business and consistent with past practices, neither Company nor any of the Company Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet of Company and its consolidated subsidiaries or the notes thereto.

         Section 5.10 No Default. Neither Company nor any of the Company Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its charter documents or Bylaws, or (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound, except in the case of clause (b) above for defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

         Section 5.11 Taxes. Company and the Company Subsidiaries have duly filed all Tax Returns and any amended Tax Returns required to be filed by Company or the Company Subsidiaries and have paid all Taxes shown to be due thereon. To Company's knowledge, all such Tax Returns are true, correct and complete in all material respects. The most recent Company Financial Statements provide an adequate accrual for Taxes for the periods covered by such Company Financial Statements. No deficiencies for Taxes have been assessed or asserted by a "30-Day Letter" or a notice of deficiency as defined in section 6212 of the Code (or similar notice under state, local or foreign law) for which adequate reserves have not been established in the most recent Company Financial Statements as of the date hereof. The Company Disclosure Schedule sets forth a description of all audits or investigations by Federal, state, local or foreign tax authorities currently pending or, to Company's knowledge, threatened. There is not currently in effect any waiver of a statute of limitations in respect of any Taxes by Company or any agreement to extend the time with respect to a tax assessment of deficiency. Company is not a party to any tax allocation or sharing agreement. Except for the group of which Company is currently the parent, Company neither is nor has been a member of an affiliated group filing a consolidated Federal income tax return.

         Section 5.12 Title to Properties; Encumbrances. Neither Company nor any of the Company Subsidiaries is subject to a contractual obligation to acquire title to any real property. Company and the Company Subsidiaries have good and marketable title to, or a valid leasehold interest in, as applicable, all of their properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Company Financial Statements, other than those which have been disposed of in the ordinary course of business since the date of the latest Company Financial Statements. To Company's knowledge, all leases under which such leasehold interests are held are in full force and effect, are valid and enforceable in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or state of facts which with notice or lapse of time, or both, would constitute a default or event of default) that would either permit termination of such lease or give rise to a claim against Company or any of the Company Subsidiaries. Except as reflected in the Company Financial Statements, the fee simple title, or leasehold interest, as applicable, for such properties or assets is not subject to any liability, obligation, claim, lien (other than contractual and statutory liens which arise in favor of the landlords under the leases which are the subject of the leasehold interests), mortgage, pledge, security interest, conditional sale agreement, charge, or taxes other than taxes for the current year or taxes which are a lien but not yet due and payable. To Company's knowledge, none of such properties or assets are subject to any Encumbrances which have a material adverse effect on the use, occupancy, operation, value, or merchantability of such properties or assets.

         Section 5.13 Compliance with Applicable Law. Each of Company and the Company Subsidiaries is in compliance with all applicable Laws, except where the failure to be in such compliance would not individually or in the aggregate have a Company Material Adverse Effect.

         Section 5.14 Labor Matters. (a) Neither Company nor any of the Company Subsidiaries is a party to, or bound by, any collective bargaining agreement with a labor union or labor organization; (b) there is no unfair labor practice or labor arbitration proceeding pending, or to the knowledge of Company, threatened against Company or the Company Subsidiaries relating to their businesses; and (c) to the knowledge of Company, there are no organizational efforts with respect to the formation of a collective bargaining unit currently being made or threatened involving any employees of Company or the Company Subsidiaries.

         Section 5.15 Employee Benefit Plans; ERISA.

                  (a) The Company Disclosure Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance or termination pay, disability hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements and whether or not covered under Section 3(3) of ERISA) or arrangement (collectively, "Company Plans") currently maintained in whole or in part or contributed to, or required to be contributed to, by (i) Company, or (ii) any Company Subsidiary, or (iii) any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), that together with Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA for the benefit of any employee or former employee of Company, any Company Subsidiary or any Company ERISA Affiliate. With respect to each of the Company Plans, Company has delivered to Parent complete and genuine copies of each of the following documents:

                           (i) a copy of each Company Plan (including all amendments thereto and participating employer agreement);

                           (ii) a copy of the annual report and actuarial
                  report, if required under ERISA, with respect to each such Company Plan for the last two plan years ending prior to the date hereof;

                           (iii) a copy of the most recent Summary Plan
                  Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Company Plan;

                           (iv) if the Company Plan is funded through a trust or
                  any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements and any actuarial reports required by ERISA with respect to the last reporting period ended immediately prior to the date thereof;

                           (v) all pending applications, including all
                  attachments, submitted to the Internal Revenue Service for Internal Revenue Service determination letters or rulings with respect to Company Plans, the latest determination letters or rulings issued by the Internal Revenue Service regarding the Company Plans and all other material correspondence for the last six years ending on the Closing Date with the Internal Revenue Service or U.S. Department of Labor relating to plan qualification, filing of required forms or pending, contemplated or announced plan audits with respect to the Company Plans; and

                           (vi) each written employment agreement, change in
                  control agreement, severance agreement or similar agreement and all handbooks, memoranda or other statements of employment policies.

                  (b) No liability under Title IV of ERISA has been incurred by Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full when due, and no condition exists that presents a material risk to Company or any Company Subsidiary or any Company ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to the Company ERISA Plans but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Company, any Company Subsidiary or any Company ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Effective Time.

                  (c) No Company Plan subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, any "unfunded benefit liability" (as defined in Section 4001(a)(18) of ERISA) or any "liquidity shortfall" (as defined in Section 412(m)(5) of the Code), as of the last day of the most recent fiscal year of such Company Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such Company Plan or otherwise) on or prior to the date hereof have been timely made; and no event described in Section 401(a)(29) of the Code has occurred or can reasonably be expected to occur with respect to Company or any Company ERISA Affiliate and no "reportable event" (as that term is defined in Section 4043 of ERISA and for which the 30-day notice requirement has not been waived) has occurred with respect to any Company Plan within the last six years prior to the Closing Date.

                  (d) No Company Plan is a "multi-employer pension plan," as defined in Section 3(37) of ERISA or a foreign plan as defined in
         Section 4(b)(4) of ERISA nor is any Company Plan a plan described in
         Section 4063(a) of ERISA or is maintained as, or in connection with, an organization that is intended to meet the requirements for exemption from federal income taxes under Section 501(c)(9) of the Code.

                  (e) Each Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is maintained under the form of a prototype plan that has received a favorable opinion letter from the Internal Revenue Service and can or will be timely submitted by Company (or any successor thereto that assumes any such plan) within the remedial amendment period described in Section 401(b) of the Code to the Internal Revenue Service in an application for a favorable determination letter as to its qualification, and no amendment has been made to any such Company Plan since the date of the letter that is likely to result in disqualification of such Company Plan, and the Company Disclosure Schedule identifies which of the Company Plans is an "employee benefit plan", as that term is defined in Section 3(3) of ERISA (such plans being hereinafter referred to collectively as the "Company ERISA Plans").

                  (f) Each of the Company Plans has been operated and administered in all respects in accordance with applicable laws, including, but not limited to, ERISA and the Code and no issue is pending and no issue has been adversely resolved with respect to any of the Company Plans that may subject Company, any Company

         Subsidiary or Company ERISA Affiliate to any penalty, interest, tax or other obligation, nor is there any basis for imposition of any such liability. All annual reports and actuarial reports required under ERISA or the Code have been accurately and timely filed.

                  (g) The consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee or officer of Company or any Company Subsidiary to severance pay, unemployment compensation or any other payment, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer, or (C) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                  (h) With respect to each Company Plan that is funded wholly or partially through an insurance policy, including, but not limited to, a "stop loss" policy issued in connection with a self-funded Company Plan, all policies are in force, premiums are paid up to date, and Company and the Company Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing. For any Company Plan that is a welfare benefit plan (as defined in section 3(1) of ERISA) and is not wholly funded through an insurance policy, all liabilities for benefits that exceed $30,000 individually and $2,106,798 in the aggregate (based on employee census figures available at December 31, 2001) are reimbursed to Company through an insurance policy; provided, however, that such aggregate amount is subject to adjustment monthly based on employee census figures.

                  (i) There are no pending or, to Company's knowledge, threatened claims by or on behalf of any of the Company Plans, by any employee or beneficiary covered under any such Company Plan involving any such Company Plan (other than routine claims for benefits).

                  (j) Neither Company nor any Company Subsidiary or, to Company's knowledge, any Company ERISA Affiliate, any of the Company ERISA Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Company, any Company Subsidiary or, to Company's knowledge, any Company ERISA Affiliate, any of the Company Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Company Plans or any such trust is or will be subject to either a civil liability under Section 409 of ERISA or Section 502(i) of ERISA, or a tax imposed pursuant to Section 4975 or 4976 of the Code.

                  (k) Except as may be required to maintain the favorable tax qualification of any Company Plan described in Section 5.15(e) of this Agreement, Company has no formal plan or commitment, whether legally binding or not, to create any additional Company Plan or modify or change any existing Company Plan that would affect any employee or terminated employee of Company or any Company Subsidiary.

                  (l) The Pension Benefit Guaranty Corporation has not instituted proceedings under Section 4042 of ERISA to terminate any Company ERISA Plan and no condition exists that presents a material risk that such proceedings will be instituted.

                  (m) With respect to severance payments, stock options, stock or any other change in control payments that are made under any Company Plan or under any other agreement or arrangement, no such payments will fail to be deductible for federal income tax purposes by virtue of
         Section 280G of the Code. The Company has no agreement, practice or other obligation to reimburse any person for tax liabilities arising under Section 4999 of the Code.

                  (n) No "leased employees", as that term is defined in Section 414(n) of the Code, perform services for Company or any Company Subsidiary.

                  (o) No Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Company or any Company Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan", as defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Company or (iii) benefits the costs of which are borne by the current or former employee or his beneficiary.

                  (p) With respect to each of the Plans, the provisions of
         Section 4980B(f) of the Code have been complied with in all respects.

                  (q) Each Company Plan may be amended or terminated without liability (other than for benefits due in the ordinary course) to Company or any Company ERISA Affiliate (or any successor thereto) on or at any time after the consummation of the transactions contemplated by this Agreement without contravening the terms of such plan or any law or agreement that pertains to Company or any Company ERISA Affiliate.

         Section 5.16 Contracts; Agreements and Commitments. Neither Company nor any Company Subsidiary is a party to or bound by any written or oral contracts, agreements, instruments, commitments or arrangements, covering the following:
(a) employment agreements, consulting agreements or other arrangements with any employee or other person, or any non-compete or non-solicitation agreements, arrangements or understandings with any person that may not be terminated by Company or any Company Subsidiary without liability for a severance, cancellation or penalty payment; (b) indentures, mortgages, notes, installment obligations, capital leases, interest rate swap agreements, agreements or other instruments relating to the borrowing of money by Company or any Company Subsidiary or the guarantee of any obligation for the borrowing of money; (c) leases, licenses or other agreements for the purchase, lease, license, use or maintenance of hardware, software, data processing services or systems, or telecommunications equipment, lines or services; (d) joint venture and management agreements; and (e) agreements which involve the receipt or payment by Company or any Company Subsidiary of more than $10,000. There is not, under any of the aforesaid obligations, any existing default, event of default or other event which, with or without due notice or lapse of time or both, would constitute a default or event of default on the part of Company or any Company Subsidiary, except such defaults, events of default and other events as to which requisite waivers or consents have been obtained or which individually or in the aggregate would not have a Company Material Adverse Effect.

         Section 5.17 Insurance. The Company Disclosure Schedule sets forth a list (which is accurate and complete in all material respects) of all insurance arrangements (including self insurance and trust accounts) and current primary, excess and umbrella policies of insurance owned or held by or on behalf of or providing insurance coverage to Company or the Company Subsidiaries, and all such policies and arrangements are in full force and effect. With respect to all policies providing insurance coverage to Company or the Company Subsidiaries, no premiums are in arrears, no notice of cancellation or termination has been received with respect to any such policy, other than notices of cancellation or termination routinely sent at the end of a policy term, and all such insurance policies are valid, outstanding, collectible and enforceable policies. Neither Company nor any Company Subsidiary has been refused any insurance with respect to its assets or operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

         Section 5.18 Environmental Matters. Company and the Company Subsidiaries are in compliance in all material respects with all applicable Environmental Laws. To Company's knowledge, there are no circumstances that may prevent or interfere with compliance in all material respects in the future. Company and the Company Subsidiaries have not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Company or the Company Subsidiaries are not in compliance in all material respects with Environmental Laws or that is issued pursuant to any information gathering authority conferred. There is no Environmental Claim pending or threatened against Company or any of the Company Subsidiaries or against any person or entity whose liability for any Environmental Claims Company has or may have retained or assumed either contractually or by operation of law. To Company's knowledge, there have been no actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any valid Environmental Claim against Company or any Company Subsidiary or against any person or entity whose liability for any valid Environmental Claim Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law.

         Section 5.19 Intellectual Properties, Computer Software, etc. Except for customary licensing fees payable under contracts with regard to the Intellectual Properties of Company and the Company Subsidiaries, Company and the Company Subsidiaries have the right to use, free and clear of any royalty or other payment obligations, claims of infringement or other liens, (i) all Intellectual Properties used or needed by Company and the Company Subsidiaries in the conduct of their business, and (ii) all software, hardware application programs and similar systems owned by or licensed under contracts to Company and the Company Subsidiaries and used in the conduct of their business; and, to Company's knowledge, neither Company nor any Company Subsidiary is in conflict with or in violation or infringement of, and has received a notice in writing alleging any conflict with or violation or infringement of, any rights of any other person with respect to any such Intellectual Properties or software, hardware, application programs or similar systems. To Company's knowledge, no other person is in conflict with or in violation or infringement of any of Company's and the Company Subsidiaries' rights in such Intellectual Properties or software, hardware, application programs or similar systems. Except for customary licensing fees payable under contracts with regard to the Intellectual Properties of Company or the Company Subsidiaries, after the Merger and without further action or the payment of additional fees, royalties or other compensation to any person, Company and the Company Subsidiaries will be entitled to use of all Intellectual Properties, software, hardware, application programs and similar systems currently used in their business.

         Section 5.20 Medicare Participation/Accreditation.

                  (a) All hospitals or significant health care facilities owned or operated as continuing operations by Company or any Company Subsidiary (each, a "Company Facility") are certified for participation or enrollment in the Medicare and Medicaid programs, have a current and valid provider contract with the Medicare and Medicaid programs, are in substantial compliance with the conditions of participation of such programs and have received all approvals or qualifications necessary for capital reimbursement of Company's assets except where the failure to be so certified, to have such contracts, to be in such compliance or to have such approvals or qualifications would not individually or in the aggregate have a Company Material Adverse Effect. Neither Company nor any of the Company Subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of either the Medicare or the Medicaid program of any pending or threatened investigations, and neither Company or any of the Company Subsidiaries has any reason to believe that any such investigations or surveys are pending, threatened or imminent which may individually or in the aggregate have a Company Material Adverse Effect. Each Company Facility eligible for such accreditation is accredited by the Joint Commission on Accreditation of Healthcare Organizations, the Commission on Accreditation of Rehabilitation or other appropriate accreditation agency.

                  (b) Each Company Facility is licensed by the proper state department of health to conduct its business in substantially the manner conducted by such Company Facility and is authorized to operate the number of beds utilized therein. The Company Facilities are presently in substantial compliance with all of the terms, conditions and provisions of such licenses. Company has heretofore made available to Parent correct and complete copies of all such licenses. The facilities, equipment, staffing and operations of the Company Facilities satisfy the applicable state hospital licensing requirements in all material respects.

         Section 5.21 Disclosure. No representation, warranty or statement of Company set forth in this Agreement (including the Company Disclosure Schedule) contains or will contain any untrue statement of material fact or information, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

         Section 5.22 Approval of Merger. The Merger has been approved by the Board of Directors of Company pursuant to Section 251 of the Delaware General Corporation Law. Approval of the Merger by the stockholders of Company will require the affirmative vote of the holders of a majority of the outstanding Company Shares at the stockholders' meeting referred to in Section 7.4(a).

         Section 5.23 Retirement or Re-Acquisition of Parent Shares. Company is not a party to any agreement the effect of which would be to require Parent directly or indirectly to retire or re-acquire all or part of the Parent Shares issued pursuant to Section 3 hereof.

         Section 5.24 No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         Section 5.25 Minute Books. Company's minute books contain complete and accurate records of all meetings and other corporate actions of its stockholders and Board of Directors and committees thereof.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1 Conduct of Business by Parent Pending the Merger. From the date of this Agreement to the Effective Time, unless Company shall otherwise agree in writing, or as otherwise contemplated by this Agreement:

                  (a) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of the operations of Parent or any Parent Subsidiary;

                  (b) Parent shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Parent Subsidiaries (except the pledge of stock of the Parent Subsidiaries in connection with funding the acquisition or development of surgery centers in the ordinary course of business), (ii) amend its Charter or Bylaws (other than as attached hereto as Exhibit 6.1(b)(1) (the "Parent Amended and Restated Charter") and Exhibit 6.1(b)(2) (the "Parent Amended and Restated Bylaws"), in connection with the amendment and restatement of its Charter to be voted on by its shareholders at the meeting of its shareholders contemplated in Section 7.4 and the amendment and restatement of its Bylaws), or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Parent Subsidiaries (other than a reverse stock split to be voted on by its shareholders at the meeting of its shareholders contemplated in Section 7.4);

                  (c) except (i) in the ordinary course of business and (ii) in connection with Parent's credit facility or bridge facility, so long as indebtedness thereunder does not exceed $60,000,000, neither Parent nor any of the Parent Subsidiaries shall (A) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued Parent Shares reserved for issuance upon the exercise of Parent Employee Stock Options outstanding as of the date hereof; (B) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any of its properties or assets other than in the ordinary course of business and consistent with past practices; (C) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (D) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than the Parent or a Parent Subsidiary in the ordinary course of business and consistent with past practices; (E) make any loans, advances or capital contributions to, or investments in, any other person (other than the Parent Subsidiaries); (F) authorize any capital expenditures; (G) make any distribution to equity holders of any Parent Subsidiary other than in the ordinary course of business and consistent with past practices,
         (H) amend the charter, bylaws, operating agreement, partnership agreement or other organizational documents, as the case may be, of any of the Parent Subsidiaries, other than in the ordinary course of business, (I) enter into, amend, terminate or cancel, or permit the termination or cancellation of, any insurance policy except in the ordinary course of business and consistent with past practices; or (J) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) Parent shall use commercially reasonable efforts to preserve intact the business organization of Parent and the Parent Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and them; and

                  (e) except in the ordinary course of business, neither Parent nor any Parent Subsidiary will make any change in the compensation payable or to become payable to any of its officers, directors or employees, enter into or amend any employment, severance, termination or other similar agreement, or adopt any new Parent Plan or amend in any material respect any existing Parent Plan (other than as disclosed in the Parent Disclosure Schedule and to be voted on by its shareholders at the meeting of its shareholders contemplated in Section 7.4), or make any loans to any of its officers, directors or employees, other than as may be required by applicable law or the terms of any existing Parent Plan.

         Section 6.2 Conduct of Business by Company Pending the Merger. From the date of this Agreement to the Effective Time, unless Parent shall otherwise agree in writing, or as otherwise contemplated by this Agreement:

                  (a) the respective businesses of Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and there shall be no material changes in the conduct of operations of Company or any Company Subsidiary;

                  (b) Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the Company Subsidiaries (except the pledge of stock of the Company Subsidiaries in connection with funding the acquisition or development of surgery centers in the ordinary course of business), (ii) amend its Certificate of Incorporation or Bylaws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Company Subsidiaries except in connection with the conversion of ownership interests held by third parties in Company Subsidiaries;

                  (c) except (i) in the ordinary course of business, (ii) in connection with the exercise of warrants and options to purchase Company Shares outstanding as of the date hereof and (iii) in connection with the conversion of ownership interests held by third parties in Company Subsidiaries or the elimination of such third parties' conversion rights, neither Company nor any of the Company Subsidiaries shall (A) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued Company Shares reserved for issuance upon the exercise of Company Employee Stock Options outstanding as of the date hereof; (B) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets other than in the ordinary course of business and consistent with past practices; (C) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business and consistent with past practices; (D) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, other than a Company Subsidiary in the ordinary course of business and consistent with past practices; (E) make any loans, advances or capital contributions to, or investments in, any other person (other than the Company Subsidiaries); (F) authorize capital expenditures; (G) make any distribution to equity holders of any Company Subsidiary other than in the ordinary course of business and consistent with past practices, (H) amend the charter, bylaws, operating agreement, partnership agreement or other organizational documents, as the case may be, or any of the Company Subsidiaries, other than in the ordinary course of business,
         (I) enter into, amend, terminate or cancel, or permit the termination or cancellation of, any insurance policy except in the ordinary course of business and consistent with past practices; or (J) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                  (d) Company shall use commercially reasonable efforts to preserve intact the business organization of Company and the Company Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and them; and

                  (e) except in the ordinary course of business, neither Company nor any Company Subsidiary will make any change in the compensation payable or to become payable to any of its officers, directors or employees, enter into or amend any employment, severance, termination or other similar agreement, or adopt any new Company Plan or amend in any material respect any existing Company Plan, or make any loans to any of its officers, directors or employees, other than as may be required by applicable law or the terms of any existing Company Plan or agreement.

         Section 6.3 Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         Section 7.1 Access and Information. Parent and Company shall afford to each other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives full access at all reasonable times throughout the period prior to the Effective Time to all of its and its respective subsidiaries books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other all such information as the other party may reasonably request, provided that no investigation pursuant to this Section shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party and their respective affiliates, representatives and agents shall hold in confidence all nonpublic information in accordance with the terms of the September 11, 2001 Confidentiality Agreement between Parent and Company until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other material (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. Nothing contained in this Section 7.1 will be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

         Section 7.2  Acquisition Proposals.

                  (a) From the date hereof until the termination hereof, Company and the Company Subsidiaries will not, and will cause their respective officers, directors, employees and other agents (including, without limitation, investment bankers, attorneys and accountants) not to, directly or indirectly, (i) take any action to solicit, initiate, encourage, enter into any agreement or otherwise facilitate any offer or proposal for, or any indication of interest in, a merger or other business combination involving Company, other than the transactions contemplated by this Agreement (an "Acquisition Proposal"), (ii) give any approval of the type referred to in Section 5.22 with respect to any Acquisition Proposal, (iii) engage in or continue discussions or negotiations with, or disclose any nonpublic information relating to Company or the Company Subsidiaries, respectively, or afford access to their respective properties, books or records to, any person that may be considering making, or has made, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Section shall prohibit Company from furnishing information to, or entering into negotiations with, any person or entity with respect to the Acquisition Proposals described in the Company Disclosure Schedule or with respect to negotiations with third-party equity holders in Company Subsidiaries involving the conversion of their interests therein.

                  (b) From the date hereof until the termination hereof, Parent shall not take any action to solicit, initiate, encourage, enter into any agreement or otherwise facilitate an Acquisition Proposal contemplating the acquisition of Parent (through merger or otherwise) unless such Acquisition Proposal includes, as part of the proposed transaction, the transactions contemplated herein.

         Section 7.3 Cooperation. Company and Parent shall together, or pursuant to an allocation of responsibility agreed to between them, (a) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (b) use their respective commercially reasonable efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby and (c) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

         Section 7.4  Stockholder Approvals.

                  (a) Company, acting through its Board of Directors, shall, in accordance with applicable law and its Certificate of Incorporation and Bylaws, (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date of this Agreement a meeting of its stockholders for the purpose of voting to approve and adopt this Agreement, and shall use its commercially reasonable efforts to obtain such stockholder approval, provided that such approval may be solicited by an action taken by written consent of the stockholders of Company if and to the extent permitted by Delaware law and Company's Certificate of Incorporation and Bylaws, and (ii) recommend approval and adoption by the stockholders of Company of this Agreement and take all lawful action to solicit such approval.

                  (b) Parent, acting through its Board of Directors, shall, in accordance with applicable law and its Charter and Bylaws, (i) promptly and duly call, give notice of, convene and hold as soon as practicable following the date of this Agreement a meeting of its shareholders for the purpose of voting to approve (A) the Merger; (B) the Parent Amended and Restated Charter; (C) a reverse stock split of Parent's outstanding common stock (to be effected by filing of an amendment to Parent's Amended and Restated Charter in the form attached hereto as Exhibit 7.4(b)(i)(C)) at a ratio to be determined in the discretion of the Board of Directors of Parent, provided that such ratio shall not be less than one-for-two and shall not exceed one-for-four, to be effective at a time following the Effective Time in the discretion of the Board of Directors of Parent (the "Reverse Stock Split"); and (D) the reincorporation of Parent as a Delaware corporation (by means of a merger of Parent with and into a wholly owned Delaware subsidiary in accordance with the Agreement and Plan of Merger in the form attached hereto as Exhibit 7.4(b)(i)(D)(1) and pursuant to which the surviving corporation will be governed following the merger by the governing documents of the Delaware subsidiary the forms of which are attached hereto as Exhibit 7.4(b)(i)(D)(2)), to be effective at a time following the Effective Time (the "Reincorporation") in the discretion of the Board of Directors of Parent, and shall use its commercially reasonable efforts to obtain such shareholder approval, provided that such approval may be solicited by an action taken by written consent of the shareholders of Parent if and to the extent permitted by Tennessee law and Parent's Charter and Bylaws, and (ii) recommend authorization by the shareholders of Parent of the Merger, the Amended and Restated Charter, the Reverse Stock Split and the Reincorporation and take all lawful action to solicit such approval. The Parent Amended and Restated Charter is attached hereto as Exhibit 6.1(b)(1) and the Parent Amended and Restated Bylaws are attached hereto as Exhibit 6.1(b)(2).

         Section 7.5 Employee Stock Options. Except as provided in this Agreement or pursuant to the provisions of any Parent Plan, Company Plan or employee or director stock option agreement as in effect on the date hereof, from the date hereof (i) Parent will not accelerate the vesting or exercisability of or otherwise modify the terms and conditions applicable to the Parent Employee Stock Options, and (ii) Company will not accelerate the vesting or exercisability of or otherwise modify the terms and conditions applicable to the Company Employee Stock Options.

         Section 7.6 Public Announcements. Parent and Sub, on the one hand, and Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party, except as may be required by law.

         Section 7.7  Expenses.

                  (a) Subject to Section 7.7(b) below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  (b) Company covenants that the total amount of fees, costs and expenses relating to the shut-down of Company's corporate office, such as employee severance salaries, wages and benefits, lease payments in respect of the premises located at 5847 San Felipe, Suite 2375, Houston, Texas, and other associated costs and expenses (collectively, the "Shut-Down Costs"), shall not exceed $1,250,000 (the "Shut-Down Amount"). The Shut-Down Amount shall be allocated among the fees, costs and expenses set forth on Exhibit 7.7 attached hereto. To the extent that Parent pays amounts in excess of those set forth on Exhibit 7.7 (on a per-employee basis, in the case of severance), such amounts shall not be included as Shut-Down Costs. Parent covenants that it will use commercially reasonable efforts to cause these costs and expenses to be no greater than the Shut-Down Amount, it being understood that the shut down will occur after the Closing Date and be controlled by and subject to, the overall management of Parent. Parent further covenants that it shall maintain financial records or other documents reasonably necessary to support and document the calculation of the costs and expenses which are the subject of this Section 7.7.

         Section 7.8 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Sub and Company shall take all such necessary action.

         Section 7.9 Directors of Parent. Parent agrees that, after the Effective Time, Whitney & Co. and its affiliated funds ("Whitney") shall have the right to designate two directors to the Board of Directors of Parent until the conversion of the Parent Series A Preferred Shares and the Parent Series B Preferred Shares and the payment of the redemption amount in respect of such shares and to appoint one director to the Board of Directors of Parent thereafter, with such right to terminate upon the later of (i) the second anniversary of the Closing or (ii) the first anniversary of the closing of an initial public offering by Parent ("Parent IPO"); provided, however, that if, at the first anniversary of the closing of a Parent IPO, Whitney owns ten percent (10%) or more of the outstanding equity securities of Parent, Whitney shall have the right to designate such director for one (1) additional year following the first anniversary of the closing of the Parent IPO; and provided further, however, that any Director designee who is not employed by Whitney shall be subject to Parent's approval; and provided further, that, if requested by Parent, such designees will resign from the Board of Directors of Parent if Parent is no longer required to provide a Board seat for such designees pursuant to this Section 7.9.

         Section 7.10 Private Offering Memorandum.

                  (a) Parent shall prepare a Private Offering Memorandum with respect to the Parent Shares ("Private Offering Memorandum"). Such Private Offering Memorandum shall contain a joint proxy statement of Parent and Company.

                  (b) The information supplied by Company for inclusion in the Private Offering Memorandum shall not, at the time the Private Offering Memorandum is first mailed to holders of Company Shares and holders of Parent Common Stock, at the time of the shareholder meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstances relating to Company Shares, or its officers or directors, should be discovered by Company which should be set forth in a supplement, Company shall promptly inform Parent.

                  (c) The information supplied by Parent for inclusion in the Private Offering Memorandum shall not, at the time the Private Offering Memorandum is first mailed to holders of Company Shares and holders of Parent Shares, at the time of the shareholder meetings and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or its officers or directors, should be discovered by Parent which should be set forth in a supplement to the Private Offering Memorandum, Parent shall promptly inform Company and shall promptly prepare such supplement.

                  (d) Company shall furnish all information to Parent with respect to Company and the Company Subsidiaries as Parent may reasonably request for inclusion in the Private Offering Memorandum, and shall otherwise cooperate with Parent in the preparation and filing of such document.

         Section 7.11 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to the Disclosure Schedule delivered by the notifying party under this Agreement, promptly after the occurrence of same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 7.11, constitute a Material Adverse Effect on the notifying party, the non-notifying party may, within ten days after receipt of such notice, elect to terminate this Agreement. If the non-notifying party does not give written notice of such termination within such ten (10)-day period, the non-notifying party shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Agreement by reason thereof and such change or addition shall be deemed to be incorporated into such party's representations and warranties for all purposes.

         Section 7.12 Other Actions. Subject to the terms and conditions herein provided, and unless this Agreement shall have been validly terminated as provided herein, each of Parent and Company shall use all commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Agreement and to consummate the transactions contemplated hereby, subject to the votes of its stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Agreement and the transactions contemplated hereby. Each of Parent and Company will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

         Section 7.13      Preparation of Tax Returns.

                  (a) Company shall file (or cause to be filed) at its own expense, on or prior to the due date, all Tax returns, including all Employee Benefit Plan returns and reports, for all Tax periods ending on or before the Closing Date where the due date for such returns or reports (taking into account valid extensions of the respective due dates) falls on or before the Closing Date; provided, however, that Company shall not file any such Tax returns, or other returns, elections, claims for refund or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, withholding or employment tax returns or statements) for any Tax period on or after the Closing Date. Company shall provide Parent with a copy of appropriate workpapers, schedules, drafts and final copies of each federal and state income Tax return or election of Company (including returns of all Employee Benefit Plans) at least ten days before filing such return or election and shall reasonably cooperate with any request by Parent in connection therewith.

                  (b) Parent, in its sole and absolute discretion, will file (or cause to be filed) all Tax returns of Company due after the Closing Date. After the Closing Date, Parent, in its sole and absolute discretion and to the extent permitted by law, shall have the right to amend, modify or otherwise change all Tax returns of Company for all Tax Periods.

         Section 7.14      Continuance of Existing Indemnification Rights.

                  (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain provisions with respect to elimination of personal liability and indemnification substantially to the same effect as those set forth in the Certificate of Incorporation and Bylaws of Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from and after the Closing, or in the case of matters occurring at or prior to the Effective Time that have not been resolved during the six-year period, until such matters are finally resolved, in any manner that would adversely affect the rights thereunder of any person who is now, or has been at any time prior to the date hereof, a director, officer, employee or agent (or any individual who served at Company's request as an officer, director, employee or agent) of Company or any Company Subsidiary (or any other corporation, partnership, joint venture, trust or other enterprise) (individually an "Indemnified Party" and collectively the "Indemnified Parties"), Parent will cause Company to and will itself indemnify each Indemnified Party to the fullest extent required or permitted by law, the Certificate of Incorporation and Bylaws of Company with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel, based in whole or in part on, or arising in whole or in part out of, any matter, state of affairs or occurrence existing or occurring at or prior to the Closing.

                  (b) Parent shall or shall cause the Surviving Corporation to maintain and provide in full director's and officer's liability insurance ("D&O Insurance") for a period of not less than six years from and after the Effective Time for the individuals described in
         Section 7.14(a) for which D&O Insurance is provided by Company as of the date hereof pursuant to, and in amounts and on terms consistent with, Parent's existing D&O Insurance as of the date hereof; provided that, the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided, further, that if the existing D&O Insurance expires or is canceled during such period, Parent or the Surviving Corporation shall use its best efforts to obtain substantially similar D&O Insurance; and provided, further, that neither Parent nor the Surviving Corporation shall be required to expend, in order to maintain or procure an annual D&O Insurance policy an amount in excess of 200% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                  (c) The rights under this Section 7.14 are contingent upon the occurrence of, and will survive consummation of, the Closing. The provisions of this Section 7.14 are expressly intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent, Company and the Surviving Corporation.

         Section 7.15 Use of Name. The parties hereto agree the Parent shall have the right to use the name "Physicians Surgical Care" and any derivative thereof in any way whatsoever at any time after the Closing.

         Section 7.16 Investor Questionnaires. Company shall use all commercially reasonable efforts to obtain an Investor Questionnaire (as defined in Section 8.3(c) herein) from each of its stockholders prior to the Closing.

         Section 7.17 Title Policy for Owned Real Property. Company, at the expense of Company, shall deliver to Parent, as soon as reasonably possible, an endorsement to owner's title policy Number FA-33-58976 issued by First American Title Insurance Company (the "Title Policy") changing the Date of Policy to the date and time of the recording of the Certificate of Merger. The Title Policy shall be subject only to those special exceptions approved by Parent with the exception for mechanic's and materialmen's liens deleted, the exception for matters reflected by an accurate survey deleted, and the exception for ad valorem taxes reflecting only taxes for the current and subsequent years not yet delinquent. The Title Policy shall be delivered to Parent along with copies of all recorded documents affecting or relating to such real property. Company or the Company Subsidiaries, as applicable, shall deliver to Parent such curative title documents as Parent shall reasonably request.

         Section 7.18 Surveys for Owned Real Property. Company, at the expense of Company, shall deliver to Parent as soon as reasonably possible a current "as built" survey (the "Survey") with respect to each parcel of real property owned by either Company or the Company Subsidiaries. The Survey shall be prepared by surveyors approved by Parent who are licensed in the state in which the real property is located and shall be prepared in accordance with ALTA-ASCM standards for Class A urban-commercial surveys showing, inter alia, the perimeter boundaries of the real property, all improvements thereon, and all title exceptions noted on the Title Policy.

         Section 7.19 Title Searches for Real Property Leasehold Interests. Company, at the expense of Company, shall deliver to Parent current title searches (the "Title Searches") issued through Fidelity National Title Insurance Company for the real property leasehold interests held by either Company or the Company Subsidiaries in Erie, Pennsylvania; Lubbock, Texas and Texarkana, Texas. The Title Searches shall be delivered to Parent along with copies of all recorded documents affecting or relating to the leasehold interests.

         Section 7.20 Insurance Matters.

                  (a) Company represents and warrants that Company and each of the Company Subsidiaries have reported to Company's insurance carriers consistent with Company's past practice any incidents which could lead or develop into a claim, including, without limitation, any employment incidents and any event or activity which could lead or develop into a director and officer liability claim.

                  (b) Consistent with its past practices, Company and each of the Company Subsidiaries shall continue to review all incident reports at each center and report any incidents which management of Company reasonably believes based on its past experience could lead or develop into a potential claim to Company's insurance carrier prior to Closing. These events would include, but are not limited to, brain damage, spinal cord injury, third degree burns, death, AIDS or HIV conversion, as a result of treatment, sexual molestation and/or rape, blindness, loss of limb, permanent nerve dysfunction, and any request or demand for medical records. In addition, consistent with its past practices, Company and each of the Company Subsidiaries shall continue to identify any employment incidents or events that management of Company reasonably believes based on its past experience could lead to a potential claim including, but not limited to, possible claims of wrongful termination, sexual harassment or discrimination, and shall report any such incidents or events to Company's insurance carrier prior to Closing. A copy of each report shall be provided to Parent and Company or a Company Subsidiary, as applicable, shall provide a written acknowledgement if it does not have any incidents or events to report.

                  (c) Company and each of the Company Subsidiaries shall report any event or activity that management of Company reasonably believes based on its past experience could eventually develop into a director and officer liability claim to Company's insurance carrier.

         Section 7.21 Consolidation of NorthStar Surgical Center, L.P. In the event that the Securities and Exchange Commission ("SEC") advises Parent that Parent cannot include the results of operations for NorthStar Surgical Center, L.P., a Texas limited partnership ("Lubbock"), in Parent's financial statements on the consolidation method of accounting (the "SEC Determination"), Parent, as its sole remedy, shall be compensated from the Escrow Fund in the amount set forth on Exhibit 7.21 (the "Consolidation Loss") hereto for the month in which the SEC Determination is made.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) This Agreement and the transactions contemplated hereby and any other matters submitted to them shall have been approved and adopted by the requisite vote of the shareholders of Parent and the stockholders of Company and the issuance of the Parent Shares in connection with the Merger shall have been authorized by the requisite vote of the shareholders of Parent, in each case in accordance with applicable law.

                  (b) No preliminary or permanent injunction or other order by any Federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

                  (c) Each of Company and Parent shall have obtained such consents, approvals, authorizations, licenses and certificates of need from the third parties and governmental instrumentalities, as are set forth on Exhibit 8.1(c) attached hereto.

                  (d) No statute, rule or regulation shall have been enacted by the government (or any government agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

         Section 8.2 Conditions to Obligation of Company to Effect the Merger. The obligation of Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) Each of Parent and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time. The representations and warranties of Parent set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date). Company shall have received a certificate of the President or a Vice President of Parent as to the satisfaction of this condition.

                  (b) The stockholders of Company shall have received an opinion from counsel to Parent, dated the Effective Time in substantially the form attached hereto as Exhibit 8.2(b), to the effect that:

                           (i) Each of Parent and Sub is a corporation validly existing under the laws of the state of its incorporation.

                           (ii) Each of Parent and Sub has the corporate power
                  to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of Parent and Sub.

                           (iii) This Agreement has been executed and delivered
                  by each of Parent and Sub and is a valid and binding obligation of each of them, enforceable against Parent and Sub in accordance with its terms, except (A) as may be limited by or subject to any bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and
                  (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                           (iv) Neither the execution and delivery of this
                  Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will violate the charter documents or Bylaws of Parent or Sub or, to the best knowledge of such counsel, and except as set forth in the Parent Disclosure Schedule without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by Parent or Sub, as the case may be, prior to the Effective Time or shall have been waived by Company in writing) any material contract, agreement or instrument set forth in
                  Section 4.16 of the Parent Disclosure Schedule.

                           (v) The Parent Shares to be issued in connection with
                  the transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

                  As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Tennessee corporate law, such counsel may rely upon the certificates of officers and directors of Parent and Sub and of public officials and may assume that applicable state laws do not differ in any material respect from those of Tennessee.

                  (c) There shall not have occurred any event or occurrence with respect to Parent that, in the reasonable judgment of Company, has resulted or would result in a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of Parent and the Parent Subsidiaries taken as a whole.

                  (d) Each of J.H. Whitney III, L.P., J.H. Whitney IV, L.P. and Whitney Strategic Partners III, L.P. shall have been added as a party to the Amended and Restated Investors' Rights Agreement of Parent, as amended (the "Parent Investors' Rights Agreement") pursuant to an amendment to the Parent Investors' Rights Agreement in the form attached hereto as Exhibit 8.2(d) (the "Amendment to Parent Investors' Rights Agreement"), to provide Whitney with investment rights on a pro rata basis with Parent's other shareholders that have such rights and registration rights in respect of the Parent Common Stock received by Whitney that are pari passu with the existing registration rights of Parent's shareholders (which include the right of such shareholders to demand the registration of their securities on two (2) occasions and the right of such shareholders to unlimited Form S-3 registrations of their securities). Certain of the shareholders of Parent shall have executed and delivered the Amendment to Parent Investors' Rights Agreement.

                  (e) The stockholders of Company holding five percent or more of the outstanding capital stock of Company prior to the Closing and listed on Exhibit 8.2(e) shall have been added as a party to the Parent Investors' Rights Agreement pursuant to the Amendment to Parent Investors' Rights Agreement, to provide such stockholders with piggyback registration rights in respect of the Parent Common Stock received by such stockholders that are pari passu with the existing piggyback registration rights of Parent's shareholders.

                  (f) Parent and Whitney shall have executed and delivered an agreement in the form attached hereto as Exhibit 8.2(f), whereby Whitney shall receive the right to designate directors to the Board of Directors of Parent as provided in Section 7.9 hereof.

                  (g) Certain of the shareholders of Parent shall have executed and delivered Amendment No. 2 to the Voting Agreement in the form attached hereto as Exhibit 8.2(g), whereby such shareholders agree to vote for the designees of Whitney to the Board of Directors as provided in Section 7.9 hereof.

                  (h) Upon the consummation of the Merger and subject to the provisions of Section 3.1(f), warrants to purchase shares of Company Common Stock issued to certain physicians affiliated with Physicians Surgical Specialty Hospital, LLC and Northstar Surgical Center, L.P. in connection with the elimination of certain conversion rights contained in the respective governing documents (the "Roll-up Warrants") shall be exchanged for warrants to purchase shares of Parent Common Stock in accordance with the terms of the Roll-up Warrants.

                  (i) Company shall have received Parent's audited balance sheet and related statements of operations, shareholders' equity and cash flows, together with all schedules and notes thereto, of Parent and its consolidated subsidiaries for the year ended December 31, 2001, and such financial statements shall not differ in any material respect from the Parent Unaudited Financial Statements.

         Section 8.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

                  (a) Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time. The representations and warranties of Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of such earlier date). Parent and Sub shall have received a certificate of the President or a Vice President of Company as to the satisfaction of this condition.

                  (b) Parent and Sub shall have received an opinion of counsel to Company, dated the Effective Time in substantially the form attached hereto as Exhibit 8.3(b), to the effect that:

                           (i) Company is a corporation validly existing under the laws of the state of Delaware.

                           (ii) Company has the corporate power to enter into
                  this Agreement and to consummate the transactions contemplated hereby; and the execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of Company.

                           (iii) This Agreement has been executed and delivered
                  by Company and is a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (A) as may be limited by or subject to any bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

                           (iv) Neither the execution and delivery of this
                  Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, will violate the Certificate of Incorporation or Bylaws of Company or, to the best knowledge of such counsel, and except as set forth in the Company Disclosure Schedule without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by Company prior to the Effective Time or shall have been waived by Parent in writing) any material contract, agreement or instrument set forth in Section 5.16 of the Company Disclosure Schedule.

                           (v) All outstanding Company Shares have been duly
                  authorized and validly issued and are fully paid and nonassessable.

         As to any matter in such opinion which involves matters of fact or matters relating to laws other than federal securities or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of Company and of public officials and may assume that applicable state laws do not differ in any material respect from those of Texas.

                  (c) In order to comply with Regulation D under the Securities Act, Parent shall have received from a sufficient number of stockholders of Company an investor questionnaire (each an "Investor Questionnaire") representing and warranting to Parent that:

                           (i) Stockholder Bears Economic Risk. The stockholder
                  has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Parent so that it is capable of evaluating the merits and risks of its investment in Parent and has the capacity to protect its own interests. The stockholder must bear the economic risk of this investment indefinitely unless the Parent Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The stockholder understands that Parent has no present intention of registering the Parent Shares or any shares of its Common Stock. The stockholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the stockholder to transfer all or any portion of the Parent Shares under the circumstances, in the amounts or at the times Stockholder might propose;

                           (ii) Acquisition for Own Account. The stockholder is
                  acquiring the Parent Shares for Stockholder's own account for investment only, and not with a view towards their distribution;

                           (iii) Stockholder Can Protect Its Interest. By reason
                  of its, or of its management's, business or financial experience, the stockholder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement;

                           (iv) Parent and Company Information. The stockholder
                  has had opportunity to ask questions of and receive answers from Parent and its management regarding the terms and conditions of this investment and any additional information reasonably requested by the stockholder. The stockholder has received and reviewed a copy of the Private Offering Memorandum;

                           (v) No Registration. The stockholder acknowledges and
                  agrees that the Parent Shares may not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available;

                           (vi) Residence. If the stockholder is an individual,
                  then the stockholder resides in the state or province identified in the address of the stockholder set forth on the certificate, and if the stockholder is a partnership, corporation, limited liability company or other business entity, then the office or offices of the stockholder in which its investment decision was made is located at the address or addresses of the stockholder set forth on the Investor Questionnaire; and

                           (vii) Transfer Restrictions. The stockholder
                  acknowledges and agrees that it has been made aware of the fact that the Parent Shares are subject to restrictions on transfer under applicable state and federal securities laws and pursuant to the Escrow Agreement.

                  A sufficient number of Investor Questionnaires shall be that number that allows the parties to determine that no more than thirty-five (35) unaccredited investors under Regulation D of the Securities Act will receive Parent Shares as Merger Consideration.

                  (d) The holders of no more than 10 percent of the outstanding shares of Company Common Stock on an as-converted basis shall have given notice pursuant to Section 262 of the Delaware General Corporation Law of his or her intent to demand payment for his or her shares pursuant to Section 262 of the Delaware General Corporation Law.

                  (e) There shall not have occurred any event or occurrence with respect to Company that, in the reasonable judgment of Parent, has resulted or would result in a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of Company and the Company Subsidiaries taken as a whole.

                  (f) As of the Effective Time, Company shall have Net Working Capital of at least $8,400,000.

                  (g) Walter E. Schwing, Jr., Robert Schwing, Gary W. Rasmussen and David W. Budke shall have executed and delivered to Parent noncompetition agreements with Parent in the form attached hereto as
         Exhibit 8.3(g). In connection with the execution and delivery of these agreements and as a condition to Closing, Parent acknowledges that the existing employment agreements between Company and each of Mr. Walter Schwing, Mr. Rasmussen and Mr. Budke will be terminated and severance payments (except to Mr. Walter Schwing) made at Closing as follows: (i) Mr. Rasmussen - $220,300 and (ii) Mr. Budke - $231,800 plus accrued paid time off as of the date of termination. Parent and Company agree that such payments shall be included as Shut-Down Costs. Parent acknowledges further that to the extent the services of Walter Schwing, Mr. Rasmussen or Mr. Budke are requested by Parent going forward, they may be retained as consultants at the following rates per day plus expenses: (i) Walter Schwing - $1,200; (ii) Mr. Rasmussen - $900; and
         (iii) Mr. Budke - $900.

                  (h) Parent shall have received and approved the endorsement to the Title Policy.

                  (i) Parent shall have received and approved the Survey.

                  (j) Parent shall have received and approved the Title
         Searches.

                  (k) The Registration Rights Agreement, as amended, among Company and certain of its stockholders and the Stockholders' Agreement, as amended, among

         Company and certain of its stockholders shall have been terminated effective as of the Effective Time.

                  (l) Parent shall have received a satisfactory UCC lien search on Company and each of the Company Subsidiaries from the office of the Secretary of State of the state of incorporation of Company and each of the Company Subsidiaries, and from the appropriate office in each county in which Company and the Company Subsidiaries have business operations.

                  (m) Each of the members of South Shore Ambulatory Surgery Center, L.L.C. shall have executed and delivered to Parent an agreement in the form attached hereto as Exhibit 8.3(m).

                  (n) Any agreements between Paul Scioli and Company or any of the Company Subsidiaries shall have been restructured in a manner reasonably satisfactory to Parent.

                  (o) Parent shall have received Company's audited balance sheet and related statement of operations, shareholders' equity and cash flows, together with all schedules and notes thereto, of Company and its consolidated subsidiaries for the year ended December 31, 2001, and such financial statements shall not differ in any material respect from the Company Unaudited Financial Statements.

                                   ARTICLE IX
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

         Section 9.1 Survival of Representations and Warranties; Sole Remedy. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until the Escrow Distribution Date. Parent's and Company's rights under this
Article IX shall be the only remedy available to Parent or Company or any of their stockholders for breaches of representations, warranties, covenants or agreements contained in this Agreement and any federal or state securities law claims in connection with the Merger, this Agreement, the Private Offering Memorandum or any transactions related thereto; provided, however, that nothing herein shall relieve or limit the liability of Company or Parent for any breach of any of the representations, warranties, covenants or agreements contained in this Agreement if this Agreement is terminated or if the Merger does not close; and provided, further, that this Section 9.1 shall not be construed as a waiver of any substantive rights of Company's stockholders under federal or state securities laws but is rather a waiver of the right to pursue such claims in federal or state courts or other forums or proceedings.

         Section 9.2 Company Indemnification. Parent and its affiliates shall be compensated from the Escrow Fund as provided herein for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees (collectively, "Losses") that Parent or any of its affiliates has incurred by reason of any of the following:

                  (a) the breach by Company of any representation, warranty, covenant or agreement of Company contained herein,

                  (b) Any fees or penalties resulting from the failure to timely and completely file an annual report or actuarial report with respect to any Company Plan with the appropriate governmental agency; provided that such fees and penalties shall not include reasonable fees paid that would ordinarily be paid to an accounting firm for preparation of such reports;

                  (c) Any expenses for benefit claims paid in connection with any Company Plan referenced in Section 5.15(h) hereof that are in excess of the limits specified in Section 5.15(h), unless such expenses are reimbursed by an insurance policy;

                  (d) Any expenses related to licensure problems with desktop or laptop software, hardware application programs and similar systems used by Company or the Company Subsidiaries;

                  (e) Any expenses for benefits paid for severance in excess of the severance amounts included in the Shut-Down Amount by Company or as a result of Company's actions on or before the Effective Time, unless such actions are expressly requested by Parent; or

                  (f) Any liability for taxes under Section 280G of the Code, or any obligation to indemnify an individual for tax liability under
         Section 4999 of the Code.

         Notwithstanding anything contained herein to the contrary, Parent and its affiliates shall not be compensated under this Section 9.2 until the aggregate of the Consolidation Loss and all Losses exceeds $550,000 (the "Threshold Amount") in which case Parent or its affiliates shall be compensated for the amount of the Consolidation Loss plus all Losses including the Threshold Amount; provided, however, that (i) the compensation of Parent or its affiliates for Shut-Down Costs in excess of the Shut-Down Amount and (ii) any Losses resulting from Sections 9.2(e) and 9.2(f) above shall not be subject to the Threshold Amount; and provided, further, that Parent's right to be compensated with respect to any Losses pursuant to this Section 9.2 shall not in the aggregate exceed the Escrow Fund. Parent and Company each acknowledge that such Losses, if any, would, if known at the Effective Time, have led to a reduction in the valuation of Company and the amount of the Merger Consideration issued in connection with the Merger. Nothing herein shall limit the liability of Company for any breach of any representation, warranty or covenant if the Merger does not close.

         Section 9.3  Parent Indemnification.

                  (a) Parent shall indemnify and hold the former stockholders of Company harmless from and after the Effective Time for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees that Company or the former stockholders of Company by reason of the breach by Parent or Sub of any representation, warranty, covenant or agreement of Parent or Sub contained herein; provided, however, that, notwithstanding anything contained herein to the contrary, Parent shall not be liable to Company or the former stockholders of Company under this Section 9.3 until the aggregate of all liabilities of Parent exceeds the Threshold Amount in which case Parent shall be required to indemnify Company for the total amount of such liabilities including the Threshold Amount; and provided, further, that Parent's obligations with respect to any liabilities pursuant to this Section 9.3 shall not in the aggregate exceed an amount equal to the product of the number of Parent Shares held in the Escrow Fund and $3.13. In the event the Merger is consummated, any recovery made pursuant to this Section 9.3 shall be paid to the former stockholders of Company in cash or, at Parent's option, in Parent Common Stock (valued at the time of such payment) which has not been registered under federal or state securities laws in accordance with their respective original contributions of Parent Shares to the Escrow Fund; provided, however, that to the extent fees and expenses are recovered pursuant to this Section 9.3 such amounts must be paid in cash. Nothing herein shall limit the liability of Parent for any breach of any representation, warranty or covenant if the Merger does not close.

                  (b) To make a claim pursuant to this Section 9.3, the Stockholder Representative must deliver to Parent a certificate signed by the Stockholder Representative (a "Stockholder Representative's Certificate"):

                           (i) stating that the former stockholders of Company
                  have sustained losses by reason of the breach of Parent or Sub of a representation, warranty, covenant or agreement of Parent or Sub contained herein;

                           (ii) stating the amount of the losses; and

                           (iii) specifying in reasonable detail the individual
                  items of losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related.

                  (c) In the event the Stockholder Representative becomes aware of a third-party claim which the Stockholder Representative believes may result in a claim hereunder, the Stockholder Representative shall notify Parent of such claim, and Parent shall be entitled, at its expense, to participate in any defense of such claim. The Stockholder Representative shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of Parent, no settlement of any such claim with third-party claimants shall alone be determinative of the validity of any claim against Parent pursuant to this Section 9.3. In the event that Parent has consented to any such settlement, Parent shall have no power or authority to object under any provision of this Section 9.3 to the amount of any claim by the Stockholder Representative with respect to such settlement.

                  (d) Parent shall have thirty (30) days to object, in writing to the Stockholder Representative, to the claim made in any the Stockholder Representative's Certificate, which statement must also be delivered to the Stockholder Representative prior to the expiration of the thirty (30) day period ("Parent Objection"). If no Parent Objection is made within such thirty (30) day period Parent shall deliver to the Stockholder Representative the amount requested by the Stockholders' Agent in the Stockholder Representative's Certificate. All disputes regarding any the Stockholder Representative's Certificate or Parent Objection shall be resolved in the manner set forth in Section
         9.4 hereof.

         Section 9.4  Resolution of Conflicts; Arbitration.

                  (a) In case of a claim made against Company pursuant to
         Section 9.2 hereof or a claim made against Parent pursuant to Section
         9.3 hereof, Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each such claim within sixty (60) days of the request. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

                  (b) If no such agreement can be reached after good faith negotiation lasting not longer than sixty (60) days after the submission of such claim, either Parent or the Stockholder Representative may demand binding arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. Arbitration shall be administered by the American Arbitration Association (the "AAA") and shall be conducted by three (3) neutral arbitrators, two (2) of whom shall be practicing attorneys and the third of whom shall be a certified public accountant, each having experience in the area of healthcare mergers and acquisitions. Within fifteen (15) days of commencement of arbitration, Parent and the Stockholder Representative shall each select one neutral qualified arbitrator. Within ten (10) days of their appointment, the two neutral arbitrators so selected shall select the third neutral qualified arbitrator from a list of arbitrators provided by the AAA having experience in the area of healthcare mergers and acquisitions. The third arbitrator shall act as chair of the arbitration panel. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the chair of the arbitration panel and shall be governed by the Federal Rules of Civil Procedure. The decision of a majority of the three arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement. The award by the arbitrators shall be in writing, shall be signed by a majority of the arbitrators and shall include a statement of written findings of fact and conclusions regarding the reasons for the disposition of any claim.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Nashville, Tennessee under the Commercial Arbitration Rules then in effect of the AAA. The arbitrators shall designate which party is the prevailing party in the dispute, taking into account, among other factors, the amount in dispute and the amount of the award. The non-prevailing party shall pay all costs and fees associated with the arbitration. "Costs and fees" for purposes of this subsection mean all reasonable pre-award expenses of the arbitration, including the arbitrators' fees, administrative fees, travel expenses, out of pocket expenses such as copying and telephone, witness fees and reasonable attorney's fees.

                                    ARTICLE X
                        TERMINATION, AMENDMENT AND WAIVER

         Section 10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, either before or after the approval of the stockholders of Parent and Company shall have been obtained, in each case as authorized by the respective Board of Directors of Parent or Company:

                  (a) by mutual written consent of  the parties;

                  (b) by either Parent or Company if the Merger shall not have been consummated on or before July 31, 2002 (the "Termination Date"), provided that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (c) by either Parent or Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) (i) by Parent if there shall have been a material adverse change in the business, assets, liabilities, results of operations, financial condition or prospects of Company and the Company Subsidiaries taken as a whole since the date hereof which is not cured within thirty (30) days after notice thereof to Company, or if Company shall be in material breach of Section 7.2 or Section 7.4 and, in the case of Section 7.4 only, such breach has not been cured within thirty
         (30) days after notice thereof to Company, or (ii) by Company if there shall have been a material adverse change in the business, assets, liabilities, results of operations, financial condition or prospects of Parent and the Parent Subsidiaries taken as a whole since the date hereof which is not cured within thirty (30) days after notice thereof to Parent, or if Parent shall be in material breach of Section 7.2 or
         Section 7.4 and, in the case of Section 7.4 only, such breach has not been cured within thirty (30) days after notice thereof to Parent;

                  (e) By either Parent or Company if any of the required approvals of the stockholders of Parent or of Company shall fail to have been obtained at a duly held stockholders meeting of either such company, including any adjournments thereof; or

                  (f) By either Parent or Company in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.3(a), as applicable, and (B) cannot be or has not been cured within thirty
         (30) days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement); or

                  (g) By either Company or Parent if either Parent or Company gives notice of termination pursuant to Section 7.12.

         Section 10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1 and subject to the provisions of Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in Sections 7.1 and 7.7(a), and (ii) nothing herein shall relieve any party from liability for any breach of any of the representations, warranties, covenants or other agreements contained in this Agreement.

         Section 10.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Company or Parent, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 10.4 Waiver. At any time before the Effective Time, any party may (a) extend the time for performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by the party.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         Section 11.1 Brokers. Company represents and warrants that no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company. In addition, Company represents and warrants that it has not relied, and will not rely, upon Raymond James in evaluating the Merger and that Company has relied solely upon its own independent investigation and counsel before deciding to enter into the Merger Agreement. Each of Parent and Sub represents and warrants that no broker, finder or financial advisor (other than Raymond James) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.


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


         Section 11.2 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given or made as follows: (a) if delivered personally, upon receipt, (b) if sent by registered or certified mail (postage prepaid, return receipt requested), upon receipt, (c) if sent by reputable overnight air courier (such as Federal Express or UPS), two business days after mailing or (d) if sent by facsimile transmission, with a copy mailed as provided in clause (b) or (c) above, when transmitted and receipt is confirmed by telephone. Such notices, claims, demands and other communications shall be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to Parent or Sub, to:       Symbion, Inc.
                                       3401 West End Avenue, Suite 760
                                       Nashville, Tennessee  37203
                                       Attention: Chief Executive Officer

    (b) if to Company, to:             Physicians Surgical Care, Inc.
                                       5847 San Felipe, Suite 2375
                                       Houston, Texas 77057
                                       Attention: Chief Executive Officer

    (c) if to the Stockholders'
        Representative, to:            J. H. Whitney Equity Partners III, L.L.C.
                                       c/o Whitney & Co.
                                       177 Broad Street
                                       Stamford, Connecticut  06901
                                       Attention: Jeffrey R. Jay, M.D.

         Section 11.3 Descriptive Headings; Drafting. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be interpreted for or against either party hereto on the basis that such party was the draftsman of such provision, all parties having had the opportunity to participate in the drafting. Words importing a gender, such as "his," "her" or "it," shall include every gender.

         Section 11.4 Entire Agreement; Assignment. This Agreement (including the Exhibits, schedules and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, is not intended to confer upon any other person any rights or remedies hereunder, and shall not be assigned by operation of law or otherwise; provided, however, that (a) the provisions in Section 3 concerning issuance of the Parent Shares are intended for the benefit of the stockholders of Company, (b) the provisions in Section 7.14 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns and (c) the provisions in Section 9.5 concerning Parent indemnification are intended for the benefit of the stockholders of Company. Notwithstanding the foregoing, following the Effective Time, the Stockholder Representative or the Stockholders' Agent, as the case may be, shall be empowered to enforce the provisions of this Agreement relating to Company and its stockholders.

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
         Section 11.5 Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof. In lieu of any such invalid, illegal or unenforceable provision, the parties intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

         Section 11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

         Section 11.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 11.9 Interpretation. In this Agreement, unless the context otherwise requires:

                  (a) references to this Agreement are references to this Agreement and to the Schedules and Exhibits attached hereto;

                  (b) references to Articles and Sections are references to articles and sections of this Agreement;

                  (c) references to any party to this Agreement shall include references to its respective successors and permitted assigns;

                  (d) references to a judgment shall include references to any order, writ, injunction, decree, determination or award of any court or tribunal;

                  (e) references to a person shall include references to any individual, company, body corporate, association, limited liability company, firm, joint venture, trust or governmental entity or agency;

                  (f) the terms "hereof," "herein," "hereby" and derivative or similar words will refer to this entire Agreement;

                  (g) references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the Parties from time to time;

                  (h) the word "including" shall mean including without limitation;

                  (i) each representation, warranty and covenant contained herein shall have independent significance and, if any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant;

                  (j) references to time are references to local Nashville, Tennessee time; and

                  (k) in respect of a party, the term "affiliate" shall mean any entity controlling, controlled by or under common control with such party.

         Section 11.10 Waiver of Jury Trial. Each party hereto hereby irrevocably waives any and all rights it may have to demand that any action, proceeding or counterclaim arising out of or in any way related to this agreement or the relationships of the parties hereto be tried by jury. This waiver extends to any and all rights to demand a trial by jury arising from any source including, but not limited to, the Constitution of the United States or any State therein, common law or any applicable statute or regulations. Each party hereto acknowledges that it is knowingly and voluntarily waiving its rights to demand trial by jury.

         Section 11.11 Tax Advice and Reliance. Except as expressly provided in this Agreement, none of the parties (nor any of the parties' respective counsel, accountants or other representatives) has made or is making any representations to any other party (or to any other party's counsel, accountants or other representatives) concerning the consequences of the transactions contemplated hereby under applicable tax laws. Each party has relied solely upon the tax advice of its own employees or of representatives engaged by such Party and not on any such advice provided by any other party hereto.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                    SYMBION, INC.

                    By:    /s/ Richard E. Francis, Jr.
                           --------------------------------------

                    Name:  Richard E. Francis, Jr.
                           --------------------------------------

                    Title: President and Chief Executive Officer
                           --------------------------------------


                    SYMBION ACQUISITION SUB, INC.

                    By:    /s/ Kenneth C. Mitchell
                           --------------------------------------

                    Name:  Kenneth C. Mitchell
                           --------------------------------------

                    Title: Vice President
                           --------------------------------------


                    PHYSICIANS SURGICAL CARE, INC.

                    By:    Walter E. Schwing, Jr.
                           --------------------------------------

                    Name:  Walter E. Schwing, Jr.
                           --------------------------------------

                    Title: President and Chief Executive Officer
                           --------------------------------------


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